SUBJECT TO COMPLETION DATED JUNE 8, 2006

PROSPECTUS SUPPLEMENT

(To prospectus dated May 23, 2006)

Wachovia Mortgage Loan Trust, Series 2006-AMN1

Issuing Entity

Wachovia Mortgage Loan Trust, LLC

Depositor

Wachovia Bank, National Association

Sponsor

American Mortgage Network, Inc.

Seller and Originator

Wells Fargo Bank, N.A.

Servicer

$705,446,000

(Approximate)

Asset-Backed Certificates, Series 2006-AMN1

The trust will issue—

•	Three classes of Class A Certificates designated the Class A-1, Class A-2 and Class A-3 Certificates, six classes of Class M Certificates designated the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, and three classes of Class B Certificates designated the Class B-1, Class B-2 and Class B-3 Certificates, each of which are offered by this prospectus supplement.
•	Three classes of Class A Certificates designated the Class A-1, Class A-2 and Class A-3 Three other classes of certificates, none of which are offered hereby.

The classes of offered certificates are more fully described under the heading “Offered Certificates” in the table on page S-1.

The assets of the trust will include fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, all of which have original terms to stated maturity of 30 years.

Credit enhancement for the offered certificates will be provided by:

•	excess cash flow, net payments received in respect of an interest rate swap agreement and overcollateralization; and
•	subordination provided to the Class A Certificates by the Class M and Class B Certificates, subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority and the Class B Certificates, and subordination provided to the Class B Certificates other than the Class B-3 Certificates by each class of Class B Certificates with a lower payment priority.

Distributions on the certificates will be on the 25th day of each month, or if that day is not a business day, on the next business day, beginning on July 25, 2006.

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and on page 12 of the accompanying prospectus.

The certificates will not be insured or guaranteed by any governmental agency or instrumentality. The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the seller, the depositor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by the underwriters at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is June 29, 2006. Total proceeds to the depositor for the offered certificates will be approximately [o]% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.

Wachovia Securities

RBS Greenwich Capital

June [•], 2006

Important Notice About Information Presented
in this Prospectus Supplement and the Prospectus

The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

This prospectus supplement uses defined terms. You can find a listing of defined terms in “Glossary of Terms” beginning on page S-74 of this prospectus supplement. Additionally, the “Glossary” beginning on page 138 of the prospectus directs you to the locations of the definitions of capitalized terms used in this prospectus supplement that are not found in the “Glossary of Terms.” Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

The information in this prospectus supplement supersedes any information contained in any prior materials relating to the offered certificates.

The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriter’s obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered certificates that have the characteristics described in this prospectus supplement may not be issued. Our obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in these materials. If for any reason we do not deliver the offered certificates, we will notify you, and none of the depositor, the seller, the sponsor or the underwriters will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor, the seller, the sponsor or the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Wachovia Mortgage Loan Trust, LLC’s principal offices are located at 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or,

S-ii

where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

S-iii

S-iv

TABLE OF CONTENTS

(continued)

S-v

THE SERIES 2006-AMN1 CERTIFICATES

Class	Initial Class Balance (1)	Interest Type (2)	Principal Type	Initial Rating S&P/Moody's/Fitch

Offered Certificates:

Class A-1	$373,000,000	Floating Rate	Senior Sequential	AAA / Aaa / AAA

Class A-2	$154,400,000	Floating Rate	Senior Sequential	AAA / Aaa / AAA

Class A-3	$132,689,000	Floating Rate	Senior Sequential	AAA / Aaa / AAA

Class M-1	$9,644,000	Floating Rate	Mezzanine	AA+ / Aa1 / AA+

Class M-2	$8,572,000	Floating Rate	Mezzanine	AA+ / Aa2 / AA+

Class M-3	$5,357,000	Floating Rate	Mezzanine	AA+ / Aa3 / AA

Class M-4	$5,000,000	Floating Rate	Mezzanine	AA / A1 / AA—

Class M-5	$4,286,000	Floating Rate	Mezzanine	AA- / A2 / A+

Class M-6	$3,929,000	Floating Rate	Mezzanine	A+ / A3 / A

Class B-1	$2,500,000	Floating Rate	Subordinate	A / Baa1 / A—

Class B-2	$2,500,000	Floating Rate	Subordinate	A- / Baa2 / BBB+

Class B-3	$3,569,000	Floating Rate	Subordinate	BBB- / Baa3 / BBB

Non-Offered Certificates: (3)

Class X	N/A	N/A	Economic Residual	N/A

Class P	N/A	N/A	Prepayment Charges	N/A

Class R	N/A	N/A	Non-Economic Residual	N/A

(1)	The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.
(2)	The pass-through rate on each class of offered certificates will equal the least of:
• a per annum rate equal to one-month LIBOR plus the pass-through margin for such class of certificates, as set forth below; and
•

the available funds cap, which is the percentage equivalent of a fraction, the numerator of which is equal to the excess of (a) interest due on the mortgage loans, over (b) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the net swap payments owed by the supplemental interest trust to the swap provider, if any, and (iv) any swap termination payment (other defaulted swap termination payments), in each case with respect to such distribution date, and the denominator of which is equal to the product of (1) the actual number of days in the related accrual period divided by 360 and (2) the aggregate certificate principal balance of the offered certificates.

Pass-Through Margin

	On or before the	After the
Class	Optional Termination Date	Optional Termination Date
A-1	[•]%	[•]%
A-2	[•]%	[•]%
A-3	[•]%	[•]%
M-1	[•]%	[•]%
M-2	[•]%	[•]%
M-3	[•]%	[•]%
M-4	[•]%	[•]%
M-5	[•]%	[•]%
M-6	[•]%	[•]%
B-1	[•]%	[•]%
B-2	[•]%	[•]%
B-3	[•]%	[•]%

(3)  Only the offered certificates are offered for sale pursuant to this prospectus supplement and the accompanying prospectus. The non-offered certificates may be sold by the depositor in a transaction exempt from registration under the Securities Act, or may be retained by the depositor, the sponsor or one of their affiliates.

SUMMARY

This summary does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series	Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1.
Depositor	Wachovia Mortgage Loan Trust, LLC.
Issuing entity	Wachovia Mortgage Loan Trust, Series 2006-AMN1.
Sponsor	Wachovia Bank, National Association.
Seller and Originator	American Mortgage Network, Inc., or AmNet.
Servicer	Wells Fargo Bank, N.A., or Wells Fargo.
Trustee	U.S. Bank National Association, or U.S. Bank.
Swap Counterparty	Wachovia Bank, National Association.
Mortgage Pool	2,481 adjustable rate mortgage loans with an aggregate principal balance of approximately $574,861,123, with respect to the initial mortgage loans, and $139,521,373, with respect to the additional mortgage loans. As of their respective cut-off dates, the aggregate principal balance of the mortgage loans was approximately $714,382,496. The aggregate certificate principal balance of the offered certificates may vary by up to 10% from the amounts presented in this prospectus supplement. The sum of the certificate principal balance of the offered certificates and the overcollateralization amount as of the closing date will equal, subject to rounding, the aggregate principal balance of the mortgage loans in the final mortgage pool as of the applicable cut-off date. All of the mortgage loans will be transferred to the trust on the closing date.
Closing Date	On or about June 29, 2006.
Cut-Off Date	June 1, 2006 with respect to the initial mortgage loans, and July 1, 2006 with respect to the additional mortgage loans.
Distribution Date	The 25th day of each month, or, if that day is not a business day, the next business day, beginning on July 25, 2006.
Last Scheduled Distribution Date	August 25, 2036. The actual final distribution date for the certificates could be substantially earlier.
Form of securities	Book-entry.
Minimum denominations	$25,000 and integral multiples of $1,000 in excess of that amount.

TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. The seller will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Wachovia Mortgage Loan Trust, LLC, the depositor. The depositor will then transfer the mortgage loans to the trustee.

For a description of the transfers of mortgage loans and the affiliations among various transaction parties, see “The Pooling and Servicing Agreement” and “Affiliations Among Transaction Parties” in this prospectus supplement.

Seller

Mortgage Loans sold pursuant to Mortgage Loan Purchase Agreement

The Depositor

Mortgage Loans transferred pursuant to the Pooling and Servicing Agreement

Trustee

The Series 2006-AMN1 Certificates

The certificates represent beneficial ownership interests in the trust and the supplemental interest trust, as described herein. The offered certificates will have the original certificate principal balances, pass-through rates and other features set forth in the table on page S-1. The issuer will issue the certificates under a pooling and servicing agreement dated as of closing date among Wachovia Mortgage Loan Trust, LLC, as depositor, Wells Fargo, as servicer, and U.S. Bank, as trustee. All collections on the mortgage loans will be used to pay fees to the servicer and the trustee, certain payments to the swap counterparty and to make interest and principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered by this prospectus supplement or to other classes of certificates which are not offered by this prospectus supplement, based on their outstanding certificate principal balances and their respective entitlements. Any collections in excess of the amount paid to holders of the offered certificates (either as interest or principal), the servicer, the trustee and the swap counterparty will be paid to the owners of the other classes of certificates (including the class X certificates) that are not offered by this prospectus supplement, which are entitled to receive such excess amounts. See “Description of the Certificates—Distributions” in this prospectus supplement.

Interest Distributions

Interest will accrue on each class of offered certificates at the pass-through rate for that class. The method for determining the pass-through rate for each class of offered certificates is described in footnote (2) to the table on page S-1 of this prospectus supplement. Interest will accrue on each class of certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rates on the offered certificates will be subject to an available funds cap, which can limit the pass-through rates on the offered certificates. Any shortfalls arising from the application of the available funds cap will be carried over with accrued interest at the then applicable pass-through rate and paid from excess cashflow or the supplemental interest trust in a later distribution, if available.

Principal Distributions

Principal payments to the certificates will generally reflect principal collections on the mortgage loans in the trust. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below.

Priority of Distributions

Interest Funds. On each distribution date, the interest funds for such distribution date will be distributed in the following order of priority:

(1)	to the trustee, the trustee fee;

(2)	to the supplemental interest trust, any net swap payments owed to the swap counterparty;

(3)	to the supplemental interest trust, any swap termination payment owed to the swap counterparty (other than defaulted swap termination payments);

(4)	to each class of the class A certificates, on a pro rata basis, the current interest and any interest carry forward amount with respect to each such class based upon the ratio of (x) the current interest and interest carry forward amount for each class of the class A certificates to (y) the total amount of current interest and any interest carry forward amount for the class A certificates;

(5)	sequentially, to the class M-1, class M-2, class M-3, class M-4, class M-5 and class M-6 certificates, in that order, the current interest for such class;

(6)	sequentially, to the class B-1, class B-2 and class B-3 certificates, in that order, the current interest for such class; and

(7)	any remainder to be distributed as described under “— Net Excess Cashflow” below.

Principal Funds. On each distribution date prior to the stepdown date or on which a stepdown trigger event is in effect, principal funds for such distribution date will be distributed in the following order of priority:

(1)	to the class A certificates, the class A principal distribution amount will be distributed sequentially to the class A-1, class A-2 and class A-3 certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, that if the aggregate principal balance of the class A-1, class A-2 and class A-3 certificates is greater than the principal balance of the mortgage loans, then payments on the class A-1, class A-2 and class A-3 certificates will be made concurrently on a pro rata basis, based on their outstanding principal balances, until the certificate principal balances of each class have been reduced to zero;

(2)	sequentially, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates, in that order, the principal distribution amount for each such class, until the certificate principal balances of each class have been reduced to zero; and

(3)	any remainder to be distributed as described under “— Net Excess Cashflow” below.

On each distribution date on or after the stepdown date and so long as a stepdown trigger event is not in effect, principal funds for such distribution date will be distributed in the following order of priority:

(1)	sequentially, to the class A-1, class A-2 and class A-3 certificates, in that order, up to an amount necessary to cause the senior certificates in the aggregate to have 15.20% subordination; provided, however, that if the aggregate principal balance of the class A-1, class A-2 and class A-3 certificates is greater than the principal balance of the mortgage loans, then payments on the class A-1, class A-2 and class A-3 certificates will be made concurrently on a pro rata basis, based on their outstanding principal balances, until the certificate principal balances of each class have been reduced to zero;

(2)	to the class M-1 certificates, up to an amount necessary to cause the class M-1 certificates to have 12.50% subordination;

(3)	to the class M-2 certificates, up to an amount necessary to cause the class M-2 certificates to have 10.10% subordination;

(4)	to the class M-3 certificates, up to an amount necessary to cause the class M-3 certificates to have 8.60% subordination;

(5)	to the class M-4 certificates, up to an amount necessary to cause the class M-4 certificates to have 7.20% subordination;

(6)	to the class M-5 certificates, up to an amount necessary to cause the class M-5 certificates to have 6.00% subordination;

(7)	to the class M-6 certificates, up to an amount necessary to cause the class M-6 certificates to have 4.90% subordination;

(8)	to the class B-1 certificates, up to an amount necessary to cause the class B-1 certificates to have 4.20% subordination;

(9)	to the class B-2 certificates, up to an amount necessary to cause the class B-2 certificates to have 3.50% subordination;

(10)	to the class B-3 certificates, up to an amount necessary to cause the class B-3 certificates to have 2.50% subordination; and

(11)	any remainder to be distributed as described under “— Net Excess Cashflow” below.

In each case, the subordination for each class or classes will be subject to the overcollateralization floor.

Net Excess Cashflow. On any distribution date, the interest funds and principal funds not otherwise required to be distributed as described above (referred to as the net excess cashflow) will be distributed in the following order of priority:

(1)	to the certificates then entitled to receive payments in respect of principal, in an amount necessary to maintain the overcollateralization target amount payable to such certificates as described under “— Principal Funds” above;

(2)	sequentially, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates, in that order, in an amount equal to any interest carry forward amount for each such class;

(3)	sequentially, to the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates, in that order, in an amount equal to the unpaid realized loss amounts for each such class;

(4)	concurrently, to each class of certificates, on a pro rata basis, to the extent needed to pay any available funds cap shortfall for each such class, based on the amount of such unpaid available funds cap shortfall, until reduced to zero; and

(5)	to the supplemental interest trust, any remaining amounts, for application as described under “Description of the Certificates — Distributions from the Supplemental Interest Trust” in this prospectus supplement.

Stepdown Date; Stepdown Trigger Events. The stepdown date is the earlier to of:

•	the distribution date after which the aggregate principal balance of the senior certificates is reduced to zero; and
•	the later to occur of:
- the July 2009 distribution date, and
- the first distribution date after which the aggregate principal balance of the senior certificates is less than or equal to 84.80% of the aggregate principal balance of the mortgage loans for such distribution date.

A stepdown trigger event will be in effect on or after the stepdown date if:

•	the three-month rolling average 60-plus day delinquency percentage for the outstanding mortgage loans (including mortgage loans in bankruptcy or foreclosure, and all REO properties) equals or exceeds 40% of the required percentage (referred to in this prospectus supplement as a stepdown delinquency trigger); or
•	the aggregate amount of realized losses on the mortgage loans exceeds the applicable percentage of the aggregate principal balance of the mortgage loans as of the applicable cut-off date (referred to in this prospectus supplement as a stepdown loss trigger).

The applicable percentages are set forth in the definition of “Stepdown Loss Trigger” under “Glossary of Terms” in this prospectus supplement.

Interest Rate Swap Agreement

On the closing date, U.S. Bank, as supplemental interest trust trustee, will enter into an interest rate swap agreement with Wachovia Bank, National Association, the swap counterparty. Under the interest rate swap agreement, with respect to each distribution date in or prior to June 2011, the supplemental interest trust will pay to the swap counterparty a fixed payment at a rate of 5.363% per annum, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months, or 26 days in the case of the first distribution date, and the swap counterparty will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated on the product of the scheduled notional amount set forth on the schedule included in this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the distribution dates on or prior to the distribution date in June 2011, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the supplemental interest trust, which will then pay such amount to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the those distribution dates, the swap counterparty will make a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates — Distributions from the Supplemental Interest Trust” in this prospectus supplement.

Additionally, if the interest rate swap agreement terminates early, the supplemental interest trust trustee or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event the supplemental interest trust trustee is required to make a swap termination payment to the swap counterparty, that amount will be paid (to the extent not paid by the supplemental interest trust trustee pursuant to a replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) on the related swap payment date and on any subsequent swap payment date until paid in full. Due to the priority of the applications of interest funds, the class B, class M and class A certificates, in that order, will bear the effects of any shortfalls resulting from a swap termination payment, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty as described in this prospectus supplement, which payments will be subordinated to all distributions of interest funds to the certificateholders.

The interest rate swap agreement is scheduled to terminate following the distribution date in June 2011.

For further information regarding the interest rate swap agreement, see “Description of the Certificates — Swap Agreement” and “— Distributions from the Supplemental Interest Trust” in this prospectus supplement.

Credit Enhancement

Credit enhancement is intended to provide limited protection to holders of the certificates against shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, net payments from the swap counterparty, overcollateralization and subordination features described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the certificates. On the closing date, the overcollateralization amount will equal approximately 1.25% of the aggregate outstanding principal balance of the mortgage loans as of the applicable cut-off date. Generally, because more interest is anticipated to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the trust, there is expected to be excess interest each month. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the classes of certificates then entitled to receive principal distributions until the overcollateralization target is restored, resulting in a limited acceleration of amortization of the offered certificates relative to the mortgage loans. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to achieve the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Subordination.The rights of the holders of the more junior classes of certificates will be subordinated to the rights of the holders of the more senior classes of certificates with respect to interest and principal distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

•	by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

•	by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero. See “Description of the Certificates—Subordination of the Subordinated Certificates with Respect to Distributions” in this prospectus supplement.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the initial overcollateralization of 1.25%.

		Target Credit
	Initial Credit	Support
Class	Support	at Stepdown

A-1, A-2, A-3	7.60%	15.20%
M-1	6.25%	12.50%
M-2	5.05%	10.10%
M-3	4.30%	8.60%
M-4	3.60%	7.20%
M-5	3.00%	6.00%
M-6	2.45%	4.90%
B-1	2.10%	4.20%
B-2	1.75%	3.50%
B-3	1.25%	2.50%

The Mortgage Loans

The mortgage pool will consist of adjustable interest rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties, which include single-family detached properties, two-to-four family units, cooperatives, condominiums and high-rise condominiums. The mortgage loans provide for a fixed interest rate during an initial period of approximately three, five or seven years from the date of origination of each mortgage loan and thereafter provide for adjustments to that interest rate on an annual basis. The interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The index for the mortgage loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits as published in The Wall Street Journal.

Approximately 87.92% of the aggregate principal balance of the mortgage loans as of the applicable cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan.

All of the mortgage loans were originated by AmNet and are being serviced by Wells Fargo.

The following tables summarize the approximate characteristics of the entire mortgage pool as of June 1, 2006, the cut-off date for the initial mortgage loans, and July 1, 2006, the cut-off date for the additional mortgage loans. When we refer to percentages of mortgage loans in the following table, we are describing the percentage of the aggregate scheduled principal balance of the mortgage loans in the trust as of the applicable cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

Selected Aggregate Mortgage Loan Data as of the Applicable Cut-off Date

Number of Mortgage Loans	2,481
Aggregate Outstanding Principal Balance	$714,382,496.28
Aggregate Original Principal Balance	$714,931,457.00

	Average	Minimum	Maximum
Outstanding Principal Balance	$287,941.35	$49,873.25	$2,470,000.00
Original Principal Balance	$288,162.62	$50,000.00	$2,470,000.00

	Weighted Average	Minimum	Maximum
Original LTV Ratio	75.99%	15.87%	95.00%
Mortgage Rate	6.792%	5.750%	8.250%
Mortgage Rate of ARM Loans	6.792%	5.750%	8.250%
Original Term (Months)	360	360	360
Remaining Term (Months)	358	354	360
Seasoning (Months)	2	0	6
Credit Score	708	600	816
Margin	2.250%	2.250%	2.250%
Maximum Mortgage Rate	12.792%	11.750%	14.250%
Minimum Mortgage Rate	2.250%	2.250%	2.250%
Initial Rate Cap	6.000%	6.000%	6.000%
Periodic Rate Cap	2.000%	2.000%	2.000%
Months to Next Adjustment	60	31	83

	Earliest	Latest
Origination Date	11/11/2005	05/31/2006
Maturity Date	12/01/2035	07/01/2036

Percent of Aggregate
Product Type	Principal Balance

Adjustable Rate	100.00
Total:	100.00%

Percentage of Aggregate
Property Type	Principal Balance
Single Family Detached	80.24
2-Family Unit	5.80
3-Family Unit	3.16
4-Family Unit	1.79
Condominium	8.44
Condominium hi-rise	0.46
Co-Op	0.11

Total:	100.00%

Percent of Aggregate
Occupancy	Principal Balance

Primary	86.36
Secondary	2.65
Investment	10.99

Total:	100.00%

Percent of Aggregate
Lien Position	Principal Balance

First Lien	100.00

Total:	100.00%

Percent of Aggregate
Loan Purpose	Principal Balance

Purchase	55.49
Rate Term Refi	10.48
Cash Out Refi	34.03

Total	100.00%

Percent of Aggregate
Documentation Type	Principal Balance

Full / Alternative	15.25
No Income / No Asset	6.92
No Ratio	10.05
Stated Income	59.31
Stated Income / Stated Asset	8.47

Total:	100.00%

Percent of Aggregate
Interest Only Loan Types	Principal Balance

Interest Only	87.92
Not Interest Only	12.08

Total:	100.00%

The characteristics of the mortgage pool may change because:

•	Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in the loan group prior to the closing date.
•	After the issuance of the certificates, mortgage loans may be removed from the trust, and substitute mortgage loans may be added to the trust, as described below in “Repurchases of Mortgage Loans.”

These removals and/or substitutions may result in changes in the mortgage pool characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the offered certificates.

The certificates described on the table on page S-1 are the only securities backed by this mortgage pool that will be issued.

Additional information on the mortgage pool appears under “The Mortgage Pool” and “Annex I – Mortgage Pool Data” in this prospectus supplement, and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust’s monthly distribution reports on Form 10-D. See “Description of the Certificates — Reports to Certificateholders” in this prospectus supplement.

Servicing; Fees and Expenses

Wells Fargo will service the mortgag e loans, as more fully described under “Servicing of the Mortgage Loans” in this prospectus supplement.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be 0.2500% per annum multiplied by the outstanding principal balance of the related mortgage loan. In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the mortgage loans it services, (ii) net income from investment of funds in the collection account and (iii) any profits from the liquidation of mortgage loans. See “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement for more information about fees and expenses of the servicer.

U.S. Bank, as trustee, will be entitled to monthly payment of trustee fees that are payable out of the interest funds prior to any distributions to certificateholders, as described in “Description of the Certificates — Payments on Mortgage Loans; Collection Account; Certificate Account; Supplemental Interest Trust” in this prospectus supplement. The monthly trustee fee will equal the product of 0.0025% and the aggregate principal balance of the mortgage loans. Additionally, the trustee is entitled to receive all investment income earned on amounts on deposit in the certificate account.

Additionally, each of the servicer and the trustee is entitled to be reimbursed and indemnified by the trust for its expenses in connection with its responsibilities under the Pooling and Servicing Agreement, as more specifically described in “Servicing of the Mortgage Loans — Servicing and other Compensation and Payment of Expenses” in this prospectus supplement.

Repurchases of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan or (b) if the depositor cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, the trustee or the servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net mortgage interest rate, loan-to-value ratio and remaining term to maturity.

See “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” in this prospectus supplement.

Optional Termination

Subject to restrictions described in this prospectus supplement, on the first distribution date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the applicable cut-off date, the servicer has the option to purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans, which would result in the termination of the trust. See “The Pooling and Servicing Agreement – Optional Termination” in this prospectus supplement.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

•	The class A certificates and the class M-1, class M-2, class M-3, class M-4 and class M-5 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.
•	The class M-6 certificates and the class B certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will elect to treat the trust as three REMICs. The offered certificates will each represent ownership of a regular interest in a REMIC, coupled with an interest in a limited recourse notional principal contract. The offered certificates generally will be treated as debt instruments for federal income tax purposes. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder’s usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates may be acquired or held by a person investing assets of any employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, before the termination of the swap agreement, if such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations.”

Ratings

The offered certificates are required to receive the ratings indicated under the heading “Initial Rating” in the chart shown on page S-1 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid.

See “Certificate Ratings” in this prospectus supplement.

Affiliations

Wachovia Bank, National Association is the sponsor and swap counterparty, the indirect parent of the seller and originator, the direct parent of the depositor and an affiliate of Wachovia Capital Markets, LLC, the underwriter of the offered certificates. There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

RISK FACTORS

      The offered certificates are not suitable investments for all investors.

      The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

      You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

      You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Overcollateralization Provisions of Your Certificates Will Affect the Yield to Maturity of the Certificates

The overcollateralization provisions of the certificates will affect the weighted average life of the certificates and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the classes of certificates then entitled to receive principal distributions, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations — Prepayments — Maturity and Weighted Average Life” in the prospectus.

Prepayments on the Mortgage Loans Will Affect the Yield to Maturity of the Certificates

The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless enforcement is not permitted by applicable law, or the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Consideration—Other Factors Affecting Weighted Average Life—Due-on-Sale Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

The servicer has the option, pursuant to the pooling and servicing agreement, to purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the applicable cut-off date, the exercise of which option will result in the termination of the trust. If an optional termination of the trust occurs, the supplemental interest trust may owe a swap termination payment to the swap counterparty. Any such swap termination payment shall be included in the calculation of the price to be paid in order to effect the optional termination of the trust.

The yield on the certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 15.83% of the mortgage loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations—Prepayments—Maturity and Weighted Average Life” in the prospectus.

Mortgage Loans Originated Under the Underwriting Guidelines Described in this Prospectus Supplement Carry a Risk of Higher Delinquencies

The underwriting guidelines used by the originator in connection with the origination of the mortgage loans in the trust consider the credit quality of a mortgagor and the value of the mortgaged property. Approximately 28.89% of the mortgagors do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower’s equity in the related mortgaged property.

As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The Interest Rate on the Certificates may be Capped Depending on Fluctuations in One-Month LIBOR and One-Year LIBOR

The pass-through rates on the offered certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the mortgage loans (one-year LIBOR) as described under “The Mortgage Pool—General” and are subject to an available funds cap.

The available funds cap effectively limits the amount of interest accrued on each class of offered certificates. The pass-through rates on the offered certificates will be limited by reference to the percentage equivalent of a fraction, the numerator of which is equal to the excess of (a) interest due on the mortgage loans, over (b) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the net swap payments owed by the supplemental interest trust to the swap provider, if any, and (iv) any swap termination payment (other defaulted swap termination payments), in each case with respect to such distribution date, and the denominator of which is equal to the product of (1) the actual number of days in the related accrual period divided by 360 and (2) the aggregate certificate principal balance of the offered certificates.

Various factors may cause the available funds cap described above to limit the interest rate on the offered certificates. First, this can result if one-month LIBOR increases more rapidly than one-year LIBOR. In addition, the pass-through rates on the offered certificates adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds cap described above may limit increases in the pass-through rates for extended periods in a rising interest rate environment. The mortgage loans are also subject to periodic (i.e., annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds cap described above limiting increases in the pass-through rates for the offered certificates. Consequently, the interest that becomes due on the mortgage loans (net of the servicing fee, the trustee fee, the net swap payments owed to the swap counterparty, if any, and the swap termination payment owed to the swap counterparty, if any) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the offered certificates during the related period. Furthermore, if the available funds cap described above determines the pass-through rates for a class of offered certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.
The Protection Afforded to Your Certificates by Subordination is Limited

The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and the class M-1 certificates to receive those distributions; the rights of the class M-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1 and class M-2 certificates to receive those distributions; the rights of the class M-4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2 and class M-3 certificates to receive those distributions; the rights of the class M-5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3 and class M-4 certificates to receive those distributions; the rights of the class M-6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to receive those distributions; and the rights of the class B-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

Allocation of Losses to the Class M and Class B Certificates Makes the Yield to Maturity on Those Classes of Certificates Sensitive to Defaults on the Mortgage Loans

If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the offered certificates exceeds the aggregate stated principal balance of the mortgage loans, the principal balances of the class M certificates will be reduced in reverse order of seniority (realized losses will be allocated first to the class B-3 certificates, second to the class B-2 certificates, third to the class B-1 certificates, fourth to the class M-6 certificates, fifth to the class M-5 certificates, sixth to the class M-4 certificates, seventh to the class M-3 certificates, eighth to the class M-2 certificates, and ninth to the class M-1 certificates) by the amount of the excess. Consequently, the yields to maturity on the class M certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

Delays and Expenses Connected with the Liquidation of Mortgaged Properties May Result in Losses to You

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to the trust. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.
Ratings on the Certificates do not Address all of the Factors you Should Consider When Purchasing Certificates

The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any available funds cap carryover amounts will be paid. See “Certificate Ratings” in this prospectus supplement.

Payments to and Rights of Certificateholders may be Adversely Affected by Bankruptcy or Insolvency of the Seller

The bankruptcy or insolvency of the seller could result in delays or reductions in payments on the certificates. The seller will represent and warrant that the transfer of each mortgage loan to the depositor is a sale. If the seller were to become the subject of a bankruptcy or other insolvency case, and a party in interest (including the seller itself) were to take the position that the transfer of the mortgage loans to the depositor should be recharacterized as the grant of a security interest in such mortgage loans to secure a borrowing of the seller, delays in payments on the certificates could result. If a court were to adopt such position, then delays or reductions in payments on the certificates could result.

The seller is an affiliate of the depositor. The seller and the depositor have taken steps to minimize the risk that in the event the seller were to become the subject of a bankruptcy or insolvency proceeding, a court would order that the depositor’s assets and liabilities be substantively consolidated with those of the seller. Nevertheless, if a party in interest (including the seller itself) asserted that the depositor’s assets and liabilities should be consolidated with those of the seller, delays in payments on the certificates could result. If the court ordered that the depositor’s assets and liabilities be consolidated with those of the seller, there could be delays or reductions in payments on the certificates.

Should the seller go into bankruptcy or other insolvency proceedings, there could be other adverse effects on the holders of the certificates that could result in delays or reductions in payments on the certificates. These adverse effects could include, but may not be limited to, one or more of the following. Any action by the depositor, the servicer, the trust, the trustee, or the holders of the certificates to enforce any obligations of the seller under any transaction document (including repurchase obligations) or to collect any amount owing by the seller under any transaction document may be prohibited unless the permission of the court is obtained. In addition, the seller may be able to repudiate any transaction document to which it is a party. A repudiation of such an agreement would excuse the seller from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the seller under the agreement that have been assigned to the trust or the trustee may be limited or eliminated. Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

There may also be other possible effects of a bankruptcy or insolvency of the seller that could result in delays or reductions in payments to the holders of the certificates. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of the seller, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the certificates.

Payments to and Rights of Certificateholders may be Adversely Affected by Conservatorship or Receivership of the Servicer

The servicer is a national bank. If certain events occur relating to the servicer’s financial condition or the propriety of its actions, the Federal Deposit Insurance Corporation (the “FDIC”) may be appointed as conservator or receiver for the servicer.

The FDIC as receiver or conservator for the servicer may have the power to choose whether or not the terms of the transaction documents will continue to apply to the servicer. Thus, regardless of what the transaction documents provide, the FDIC could authorize the servicer to stop servicing the mortgage loans. If the FDIC did so, the other parties to the transaction documents may also be excused from performing any of their obligations. In addition, the FDIC could prevent the appointment of a successor servicer or alter the terms on which the servicer continues to service the mortgage loans, including the amount or the priority of the fees paid to the servicer.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, or any holders of certificates to enforce any obligations of the servicer under any transaction document or to collect any amount owing by the servicer under any transaction document.

If any of these events were to occur, payments to holders of certificates could be delayed or reduced. Holders of certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates regulatory requirements applicable to the servicer.

Furthermore, if a conservator or receiver for the servicer were to argue that any of its administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses on the certificates.

The servicer will be permitted to commingle collections on the mortgage loans with its own funds for the periods of time specified in the pooling and servicing agreement, and will use the commingled funds for its own benefit. See “Description of the Certificates — Payments on Mortgage Loans; Collection Account; Certificate Account; Supplemental Interest Trust” in this prospectus supplement. The trustee may not have a perfected interest in these amounts, and thus payments to holders of the certificates could be delayed or reduced if the servicer were to enter conservatorship or receivership, or were to become insolvent.

There may be other possible effects of a receivership or conservatorship of the servicer that could result in delays or reductions in payments to the holders of certificates.

Payments to and Rights of Certificateholders may be Adversely Affected by Regulatory Matters Regarding the Servicer

The operations and financial condition of the servicer are subject to extensive regulation and supervision under state and federal law. The appropriate banking regulatory authorities, including the Office of the Comptroller of the Currency (the “OCC”), the Board of Governors of the Federal Reserve System, and the FDIC, have broad enforcement powers over the servicer.

If federal bank regulatory authorities supervising any bank were to find that any obligation of the bank under a securitization or other agreement, or any activity of such bank, constituted an unsafe or unsound practice or violated any law, rule, regulation, or written condition or agreement applicable to the bank, such federal bank regulatory authorities have the power to order the bank, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. If such an event occurs with respect to the servicer, the servicer may not be liable to the holders of the certificates for contractual damages for complying with such an order and the holders of the certificates may have no recourse against the relevant regulatory authority.

Recently, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While the servicer has no reason to believe that any appropriate banking regulatory authority would consider provisions relating to the servicer acting as servicer or the payment or amount of a servicing fee to the servicer, or any other obligation of the servicer under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a regulatory authority did reach such a conclusion, and ordered the servicer to rescind or amend its securitization agreements, payments to the holders of the Certificates could be delayed or reduced.

Payments to and Rights of Certificateholders may be Adversely Affected by Servicer Defaults

The servicer will be permitted to commingle collections on the loans with its own funds for the periods of time specified in the applicable agreements. See “Description of the Certificates — Payments on Mortgage Loans; Collection Account; Certificate Account; Supplemental Interest Trust” in this prospectus supplement. The depositor, the trust, the trustee, and the holders of the certificates may not have a perfected interest in collections on the loans in the possession of the servicer, and thus if the servicer is unable or fails to perform its obligation to turn over collections to the trustee, payments on the certificates could be delayed or reduced.

Payments to Certificateholders may be Adversely Affected if Other Liens Have Priority Over the Rights of Certificateholders

The seller will represent and warrant that, immediately prior to the transfer to the depositor, the seller was the sole owner and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying them to the depositor free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature. The depositor will represent and warrant that there is a valid and continuing security interest in the mortgage loans in favor of the trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the depositor. If any of these representations or warranties is breached, then other liens may have priority over the rights of the trust and the trustee in the loans, and delays or reductions in payments on the securities may result.

The Certificates May Be Inappropriate for Individual Investors

The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

• The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•    The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•    You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

•    It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates

You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, and in the prospectus under the heading “Risk Factors.”

Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. You should note that approximately

34.83% (by aggregate principal balance as of the applicable cut-off date) of the mortgage loans are secured by mortgaged properties located in the state of California; approximately 10.18% (by aggregate principal balance as of the applicable cut-off date) of the mortgage loans are secured by mortgaged properties located in the state of Florida; approximately 7.89% (by aggregate principal balance as of the applicable cut-off date) of the mortgage loans are secured by mortgaged properties located in the state of Illinois; approximately 6.23% (by aggregate principal balance as of the applicable cut-off date) of the mortgage loans are secured by mortgaged properties located in the state of Washington; and approximately 6.02% (by aggregate principal balance as of the applicable cut-off date) of the mortgage loans are secured by mortgaged properties located in the state of Arizona. See the tables entitled “Geographic Distribution of the Mortgaged Properties” in “Annex I — Mortgage Pool Data” in this prospectus supplement for a listing of the locations and concentrations of mortgaged properties.

Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005, may have adversely affected mortgaged properties located in those states. The seller will represent and warrant that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates. We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

See “Annex I — Mortgage Pool Data” in this prospectus supplement for further information regarding the geographic concentration of the mortgage loans.
Mortgage Loans with Interest-Only Payments may Experience Higher Default Rates

Approximately 87.92% of the aggregate principal balance of the mortgage loans as of the applicable cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the trust. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date.

If recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

The Transfer of Servicing on Some of the Mortgage Loans May Increase Risk of Delinquencies on Such Mortgage Loans

The servicing of the mortgage loans was transferred to Wells Fargo prior to the closing date. All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

Payments Due Under the Terms of the Interest Rate Swap Agreement May be Delayed, Reduced or Eliminated if the Swap Counterparty Becomes Insolvent

Under the terms of the swap agreement, the swap counterparty, Wachovia Bank, National Association, is obligated on any distribution date to make certain payments to the supplemental interest trust in the event that one-month LIBOR exceeds 5.363% with respect to that distribution date. The swap agreement will terminate following the distribution date in June 2011. However, in the event of the insolvency, receivership or conservatorship of the swap counterparty, payments due under the interstate rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or such interest rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination, there may not be an interest rate swap agreement and the supplemental interest trust may be obligated to make a one-time termination payment to the swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the swap counterparty or other certain termination events, payments to certificateholders will be subordinate to the termination payment to the swap counterparty.

Effect of Creditworthiness of the Swap Counterparty on Ratings of Certificates

The swap counterparty currently has the ratings described under “Description of the Certificates — Swap Agreement — The Swap Counterparty” in this prospectus supplement. The ratings on the offered certificates are dependent in part on the credit ratings of the swap counterparty. If the credit ratings of the swap counterparty are qualified, reduced or withdrawn, and a substitute swap counterparty is not obtained in accordance with the terms of the swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In such event, the value and marketability of the offered certificates will be adversely affected.

See “Description of the Certificates — Swap Agreement” in this prospectus supplement.
Rapid Prepayments of the Mortgage Loans Could Increase Relative Amounts Due Under the Interest Rate Swap Agreement and Affect the Yield to Maturity of the Certificates

Any net payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap counterparty prior to distributions to certificateholders and such payments may reduce amounts available for distribution to certificateholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest, interest carry forward amounts, and available funds cap shortfalls, and to maintain overcollateralization. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating payment owed by the swap counterparty for a distribution date exceeds the fixed payment owed to the swap counterparty for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.363% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization. See “Description of the Certificates — Distributions” in this prospectus supplement.

Violations of Federal, State and Local Laws

Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and may have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

• limit the ability of the servicer to collect principal or interest on the mortgage loans,
• provide the borrowers with a right to rescind the mortgage loans,
• entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,
• result in a litigation proceeding (including class action litigation) being brought against the trust, and
• subject the trust to liability for expenses, penalties and damages resulting from the violations.
As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See “Certain Legal Aspects of Mortgage Loans” in the prospectus.
The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.

The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of persons in active military duty, including those persons previously in reserve status. We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the prospectus. It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See “Description of the Certificates — Distributions” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

Default Risk on High Balance Mortgage Loans

The principal balances of approximately 11.13% of the mortgage loans were in excess of $700,000 as of the applicable cut-off date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Risk Factors” and “Yield Considerations” in the accompanying prospectus. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

THE MORTGAGE POOL

General

The mortgage pool with respect to the certificates consists of approximately 2,481 adjustable rate mortgage loans with an aggregate principal balance of approximately $574,861,123, with respect to the initial Mortgage Loans, and $139,521,373, with respect to the additional Mortgage Loans. As of their respective Cut-off Dates, the aggregate principal balance of the Mortgage Loans was approximately $714,382,496. The aggregate Certificate Principal Balance of the Offered Certificates may vary by up to 10% from the amounts presented in this prospectus supplement. The sum of the aggregate Certificate Principal Balance of the Offered Certificates and the Overcollateralization Amount as of the Closing Date will equal, subject to rounding, the aggregate principal balance of the Mortgage Loans in the final mortgage pool as of the applicable Cut-off Date.

References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the applicable Cut-off Date, based on the outstanding principal balances of such Mortgage Loans as of the applicable Cut-off Date, after giving effect to Scheduled Payments due on or prior to the applicable Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the Closing Date and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the SEC within four business days of the Closing Date.

The Trust will consist primarily of a mortgage pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties. The Mortgage Loans will bear a fixed mortgage interest rate for approximately three, five or seven years. Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter. Approximately 87.92% of the Mortgage Loans require only payments of interest for a period of ten years following the origination of the Mortgage Loan.

On each Adjustment Date, the mortgage interest rate of each Mortgage Loan will adjust to equal the sum of the Mortgage Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Rate Cap. The initial rate caps on the Mortgage Loans range are 6.000% for the first Adjustment Date. The Periodic Rate Caps for the Mortgage Loans are 2.000% for every Adjustment Date thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime rate ceiling. None of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate. Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that Mortgage Loan. On the first Due Date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

The Mortgage Index for the Mortgage Loans will be One-Year LIBOR. In the event the Mortgage Index for any Mortgage Loan is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide a historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

One-Year LIBOR

Month	2006	2005	2004	2003	2002	2001	2000

January	4.85%	3.11%	1.48%	1.46%	2.40%	6.00%	6.50%
February	4.95	3.27	1.47	1.46	2.57	5.11	6.78
March	5.12	3.57	1.37	1.38	2.48	4.91	6.76
April	5.29	3.81	1.34	1.27	3.06	4.67	6.94
May	5.38	3.71	1.82	1.29	2.64	4.44	7.10
June	5.51	3.76	2.11	1.25	2.60	4.17	7.48
July	--	3.90	2.39	1.16	2.27	4.18	7.18
August	--	4.22	2.35	1.44	1.97	3.80	7.09
September	--	4.13	2.26	1.45	1.92	3.56	6.92
October	--	4.48	2.49	1.24	1.66	2.68	6.80
November	--	4.72	2.54	1.48	1.62	2.29	6.71
December	--	4.82	2.96	1.60	1.73	2.34	6.52

In addition to the mortgage pool, the assets of the Trust include the following:

•  certain amounts held from time to time in Accounts maintained in the name of the Trustee under the Pooling and Servicing Agreement;

•  any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

•  all insurance policies described below, along with the proceeds of those policies; and

•  rights to require repurchase of the Mortgage Loans by the Originator for a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loans or the interests of the Trust therein.

The Mortgage Loans to be included in the Trust have been originated substantially in accordance with the underwriting criteria for mortgage loans described herein under “Underwriting Guidelines.”

Scheduled Payments either earlier or later than the scheduled Due Dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Substantially all of the mortgage notes will provide for a 15 day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 15.83% of the Mortgage Loans provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment charge term. The weighted average prepayment charge term at origination is approximately 36 months with respect to the Mortgage Loans which have prepayment charges. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment charge term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment charges is unclear under the laws of many states. Prepayment charges will not be available for distribution to holders of the offered certificates. See “Certain Legal Aspects of Mortgage Loans” in the prospectus.

As of the applicable Cut-off Date, no Mortgage Loan was delinquent, and none of the Mortgage Loans have been more than 30 days delinquent once during the preceding twelve months.

The Mortgage Loans were selected for sale by AmNet to the Depositor from among mortgage loans originated by AmNet based on Wachovia Bank’s assessment of investors’ preferences and rating agency criteria. Expenses incurred in connection with the selection and acquisition of the Mortgage Loans, including the purchase of the Mortgage Loans from AmNet, will be paid from offering proceeds owed to the Depositor.

The tables included in Annex I set forth additional information with respect to the mortgage pool.

Static Pool Information

Static pool information is information relating to the mortgage loans originated by AmNet, organized by year of origination of each mortgage loan. Static pool information was not maintained by AmNet before January 2006, and cannot be produced without unreasonable effort and expense.

UNDERWRITING GUIDELINES

All of the Mortgage Loans were originated by American Mortgage Network, Inc. (“AmNet”), a Delaware corporation that is an indirect wholly owned subsidiary of Wachovia Bank and Wachovia Corporation. The principal executive offices are located at 10421 Wateridge Circle, Suite 250, San Diego, California 92121. Its telephone number is 858-909-1200. AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet. It currently sells its loan production in the secondary mortgage market in servicing-released sales. It is approved to do business in 50 states and the District of Columbia either by license or exemption.

AmNet began to originate mortgage loans in November 2001 and expanded into the origination of “Alt-A” mortgage loans in the fourth quarter of 2003.

During the years 2003, 2004 and 2005, AmNet originated approximately $268 million, $1.8 billion and $4.9 billion, respectively, of Alt-A mortgage loans.

The Mortgage Loans were originated or purchased by AmNet (either directly or through affiliates) from mortgage loan brokers. The Mortgage Loans have been originated in accordance with the underwriting criteria specified below.

AmNet believes that the Mortgage Loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of AmNet to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as authorization to acquire a credit report which summarized the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source ( typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposit at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance.

Appraisals in accordance with AmNet’s underwriting standards may be made on a full or drive-by basis. AmNet may order discretionary reviews at any time to ensure the value of the properties.

In the case of all mortgage loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgage property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

AmNet required title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

AmNet originates mortgage loans under reduced documentation programs. These reduced documentation programs include a “Stated Income” program, where there is no verification of stated income, a “Stated Income/Stated Assets” program, where there is no verification of stated income or stated assets, a “No Income/No Assets/No Employment” program, where there is no verification of income, assets or employment, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.

THE ISSUING ENTITY

Wachovia Mortgage Loan Trust, Series 2006-AMN1, referred to in this prospectus supplement as the issuing entity or the Trust, will be a New York common-law trust formed pursuant to the Pooling and Servicing Agreement. On the Closing Date, the Depositor will transfer to the Trust the Mortgage Loans that in the aggregate will constitute the mortgage pool, secured by first liens on one- to four-family residential properties. The Trust will not have any additional equity, or any officers or directors. The Pooling and Servicing Agreement authorizes the Trust to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling and Servicing Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Trust and making distributions to certificateholders.

The fiscal year end of the Trust will be December 31. The Trustee will file with the SEC an annual report on Form 10-K on behalf of the Trust no later than 90 days after the end of its fiscal year.

The Pooling and Servicing Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling and Servicing Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be a sale, the conveyance of the Mortgage Loans shall also be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans and related collateral.

THE SPONSOR

Wachovia Bank, National Association (referred to in this prospectus supplement as Wachovia Bank) is the Sponsor of the issuance of the Certificates. Wachovia Bank is a national banking association, an affiliate of the Depositor and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank’s headquarters and its executive offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

Wachovia Bank, its predecessors and its affiliates have been participants in the residential loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions in that market since 1996. Wachovia Bank and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia Bank and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia Bank and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia Bank acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations. Wachovia Bank’s residential loan securitization program is not a material source of funding for its operations.

The Depositor’s securitization program was initiated by Wachovia Bank primarily to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated by third parties. In the future, the Depositor may securitize other types of mortgages loans described in the accompanying prospectus under “Description of the Trusts — Assets.” The table below sets forth the number of trusts and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

	2005	2006

Number	4	1
Aggregate Principal
Balance	$2,556,327,200	$403,179,900

The Certificates do not represent an interest in or an obligation of the Sponsor. The Sponsor’s only obligations with respect to the Certificates will be in relation to certain limited representations and warranties with respect to the Mortgage Loans made by the Seller or as otherwise provided in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the Mortgage Loans will be provided by Wells Fargo Bank, N.A. (referred to in this prospectus supplement as the Servicer or Wells Fargo) in accordance with the terms of the Pooling and Servicing Agreement.

The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Trustee will be required to enforce any remedies against the Servicer and will either find a successor servicer or will assume the primary servicing obligations for the related Mortgage Loans itself.

The Servicer is generally responsible for the following duties:

•   communicating with borrowers;

•   sending monthly remittance statements to borrowers;

•   collecting payments from borrowers;

•   recommending a loss mitigation strategy for borrowers who have defaulted on their loans (e.g., repayment plan, modification, foreclosure, etc.);

•   accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Trustee, together with any other sums paid by borrowers that are required to be remitted;

•   accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•   paying escrows for borrowers, if applicable;

•   calculating and reporting payoffs and liquidations;

•   maintaining an individual file for each Mortgage Loan; and

•   maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by the Servicer or any of its affiliates.

The Servicer

Wells Fargo has provided the information in the following paragraphs.

Servicing Experience. Wells Fargo is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005

		Aggregate		Aggregate		Aggregate
		Original		Original		Original
		Principal	No. of	Principal	No. of	Principal
	No of Loans	Balance of Loan	Loans	Balance of Loan	Loans	Balance of Loan
First Lien Non-
Conforming, Non-
Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo’s automated loan servicing system. Wells Fargo then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo’s automated servicing system. If timely payment is not received, Wells Fargo’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower’s expense.

Servicing and Other Compensation and Payment of Expenses

The Servicing Fee is payable out of the interest payments received on each Mortgage Loan, prior to any payments to the Trustee or any distributions to the certificateholders. The Trustee Fee is payable out of the Interest Funds, as described in “Description of the Certificates — Distributions” in this prospectus supplement. The Servicing Fee and the Trustee Fee will accrue on the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of the related Distribution Date at the Servicing Fee Rate and the Trustee Fee Rate, respectively.

The Trustee Fee Rate and the Servicing Fee Rate for each Mortgage Loan will be a per annum rate set forth in the table below:

Trustee Fee Rate	Servicing Fee Rate

0.0025%	0.2500%

The Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Servicer out of its Servicing Fee. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “— Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans” below. The Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the Collection Account, and any excess liquidation proceeds with respect to liquidated Mortgage Loans.

The Trustee is entitled to receive all investment income earned on amounts on deposit in the Certificate Account.

Each of the Servicer, the Trustee and the Depositor is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Servicer, the Trustee or the Depositor, as applicable, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

When a mortgagor prepays all or a portion of a Mortgage Loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment, instead of for a full month, with a resulting reduction in the interest payable for the period in which the prepayment is made. Prepayments received during the portion of the prior Prepayment Period beginning on the first day of such Prepayment Period and ending on the last day of the month preceding the related Distribution Date (both inclusive) are included in the distribution to certificateholders on the related Distribution Date, thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date resulting from prepayments in full, the Servicer shall deposit Compensating Interest in the Collection Account for distribution to the certificateholders on such Distribution Date; provided, however, that such amount shall not exceed the Servicing Fee otherwise payable to the Servicer with respect to such Distribution Date and no Compensating Interest will be paid with respect to Principal Prepayments in full that occur during the period from the applicable Cut-off Date through and including June 13, 2006. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Prepayment Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

Advances

Subject to the limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of principal and interest on each Mortgage Loan (with such payments of interest adjusted to account for the Servicing Fee) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. In addition, with respect to Interest-Only Mortgage Loans, the Servicer will only advance payments of scheduled interest. The Servicer will not cover shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. In the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. In addition, the Servicer may withdraw from the Collection Account funds that were not included in the available funds for the preceding Distribution Date to reimburse itself for Advances previously made. Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

Special Servicing Agreements

The Pooling and Servicing Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of 100% of the Class X Certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement.

AFFILIATIONS AMONG TRANSACTION PARTIES

The Sponsor, the Seller and Originator, the Depositor, the Swap Counterparty and Wachovia Capital Markets, LLC are affiliates and wholly-owned subsidiaries of Wachovia Corporation. U.S. Bank will serve as the Trustee, the Supplemental Interest Trust Trustee, and the Custodian. There are no affiliations between the Sponsor, the Seller and Originator, the Depositor, the Swap Counterparty, the underwriter or the Trust and any of the Servicer, the Trustee, the Custodian, or any significant obligor contemplated by Item 1112 of Regulation AB (17 C.F.R. § 229.1112). There are no affiliations among the Servicer, the Trustee, the Swap Counterparty, or any significant obligor contemplated by Item 1112 of Regulation AB. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Seller and Originator, the Depositor, the Swap Counterparty or the Trust and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to any investor’s understanding of the Certificates, or that relate to the Certificates or the Mortgage Loans. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL PROCEEDINGS

There are no material pending legal or other proceedings involving the Mortgage Loans or the Sponsor, the Seller and Originator, the Trustee, the Supplemental Interest Trust Trustee, the Servicer, the Depositor, the Custodian, the Trust, the Swap Counterparty or other parties described in Item 1117 of Regulation AB (17 C.F.R. § 229.1117) that, individually or in the aggregate, are material to investors in the Certificates.

The Sponsor, the Seller and Originator, the Servicer, the Trustee, the Supplemental Interest Trust Trustee, the Swap Counterparty and/or the Custodian are currently parties to various legal proceedings arising in the course of their businesses. Based on information currently available, it is the opinion of each of these parties that the eventual outcome of any and all pending legal proceedings involving such party, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will represent the entire beneficial ownership interest in the Trust to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The certificates will consist of:

•   the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (all of which are being offered hereby); and

•  the Class X Certificates, Class P Certificates and Class R Certificates (none of which are being offered hereby).

The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Trustee. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess of $25,000.

Book-Entry Certificates

Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or the Euroclear System (in Europe) if they are Participants or Indirect Participants of such systems. Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for Euroclear. Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $10,000. Except as described below, no person acquiring a Book-Entry Certificate (referred to in this prospectus supplement as a beneficial owner) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this prospectus supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Securities” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex II to this prospectus supplement.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

Clearstream International, or “Clearstream,” a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System, or “Euroclear,” was created in 1968 to hold securities for its participants, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (referred to herein collectively as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Securities” in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Trustee or the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such Definitive Certificates will be treated as certificateholders under the Pooling and Servicing Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Payments on Mortgage Loans; Collection Account; Certificate Account; Supplemental Interest Trust

The Pooling and Servicing Agreement provides that the Servicer shall establish and maintain for the benefit of the certificateholders one or more accounts, known collectively as the Collection Account, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in “Description of the Agreements— Material Terms of the Pooling and Servicing Agreements and Servicing Agreements—Collection Account and Related Accounts ” in the prospectus, except that the Servicer may deduct its Servicing Fee, amounts in the nature of Prepayment Interest Excesses, and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody’s, S&P and Fitch as provided in the Pooling and Servicing Agreement that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

The Trustee will be obligated to establish the Certificate Account, into which the Servicer will deposit or cause to be deposited not later than 1:00 p.m. New York City time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the funds in the Certificate Account will be invested in permitted investments so long as the investments mature no later than the related Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Trustee. The Trustee or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

The Supplemental Interest Trust Trustee will be obligated to establish a non-interest bearing trust account, the Supplemental Interest Trust. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Supplemental Interest Trust Trustee will distribute funds in the Supplemental Interest Trust in the manner described in “Description of the Certificates—Distributions—Distributions from the Supplemental Interest Trust” in this prospectus supplement.

Distributions

General.    Distributions on the certificates will be made by the Trustee, on each Distribution Date, commencing in July 2006, to the persons in whose names the certificates are registered at the close of business on the Record Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of a certificate will receive such holder’s Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

Distributions of Interest.    On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

All calculations of interest on the Offered Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

(1)   to the Trustee, the Trustee Fee;

(2)    to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

(3)    to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Counterparty (other than Defaulted Swap Termination Payments);

(4)    to each class of the Class A Certificates, on a pro rata basis, the Current Interest and any Interest Carry Forward Amount with respect to each such class based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates;

(5)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, the Current Interest for such class; and

(6)    any remainder to be distributed as described under “—Overcollateralization Provisions” below.

Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

(1)    to the Class A Certificates, the Class A Principal Distribution Amount will be distributed sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that in the event that the aggregate Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans, the Class A Principal Distribution Amount will be distributed pro rata to the Class A-1, Class A-2 and Class A-3 Certificates, based on their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(2)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero, the Principal Distribution Amount for each such class; and

(3)    any remainder to be distributed as described under “—Overcollateralization Provisions” below.

Overcollateralization Provisions

If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Certificate Principal Balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess.

If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed pursuant to “Description of the Certificates — Distributions — Distributions of Interest” and “— Distributions of Principal” will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

On each Distribution Date, Interest Funds and Principal Funds not otherwise required to be distributed pursuant to “ Description of the Certificates — Distributions — Distributions of Interest” and “— Distributions of Principal” will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

(1)    the Extra Principal Distribution Amount, as part of the Principal Distribution Amount;

(2)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Interest Carry Forward Amount with respect to such class;

(3)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class;

(4)    concurrently, to the Offered Certificates, on a pro rata basis based upon the Available Funds Cap Carryover for each such Class, the Available Funds Cap Carryover; and

(5)    to the Supplemental Interest Trust, the remaining amount for application as described under “— Distributions from the Supplemental Interest Trust” below.

Distributions from the Supplemental Interest Trust

On each Distribution Date, funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(1)    to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

(2)    to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

(3)    concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds;

(4)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest Funds;

(5)    to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (1) through (2) of “Description of the Certificates — Distributions — Distributions of Principal” in order to maintain the Overcollateralization Target Amount, and after giving effect to distributions from Principal Distribution Amount, including the Extra Principal Distribution Amount, for each such Class;

(6)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

(7)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

(8)    concurrently, to the Offered Certificates, on a pro rata basis, any Available Funds Cap Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Available Funds Cap Carryover to the extent unpaid from Interest Funds and Principal Funds;

(9)    to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

(10)    to the holders of the Class X Certificates, any remaining amounts.

Any Available Funds Cap Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Offered Certificates do not address the likelihood of the payment of any Available Funds Cap Carryover.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class X Certificates on the Distribution Date following the earlier of (i) the exercise of the option to terminate the Trust by the holders Class X Certificates and (ii) the termination date of the original Swap Agreement.

Subordination of the Subordinated Certificates with Respect to Distributions

The rights of the holders of the Subordinated Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates, and the rights of the holders of each class of Subordinated Certificates to receive such payments will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Class A Certificates and the further subordination among the Subordinated Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

Swap Agreement

On the closing date, U.S. Bank, as the Supplemental Interest Trust Trustee, will enter into a Swap Agreement with the Swap Counterparty for the benefit of the holders of the Offered Certificates. Under the Swap Agreement, with respect to each Distribution Date on or prior to the Distribution Date in June 2011, the Supplemental Interest Trust will owe to the Swap Counterparty a fixed payment at a rate of 5.363% per annum, determined on the basis of a 360-day year with twelve 30-day months, or 26 days in the case of the first distribution date, and the Swap Counterparty will owe to the Supplemental Interest Trust a floating payment at a rate of One-Month LIBOR (as determined pursuant to the Swap Agreement), determined based on a 360-day year and the actual number of days in the related Accrual Period, in each case calculated on the scheduled notional amount set forth in the schedule below. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date an amount equal to the Net Swap Payment will be paid to the Supplemental Interest Trust out of amounts otherwise available to certificate holders as described under “— Distributions — Distributions of Interest” above, and the Supplemental Interest Trust will make a Net Swap Payment to the Swap Counterparty. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, on the related Distribution Date the Swap Counterparty shall make a Net Swap Payment to the Supplemental Interest Trust, which shall be deposited in the Certificate Account by the Supplemental Interest Trust Trustee for the benefit of the Offered Certificates.

The Swap Agreement Notional Balances will be as shown in the following table:

Swap Agreement Notional Balance Table

Distribution	Distribution	Notional
Period	Date	Schedule ($)
1	7/25/2006	574,861,122.83
2	8/25/2006	706,631,460.76
3	9/25/2006	695,704,260.40
4	10/25/2006	682,367,080.99
5	11/25/2006	667,170,144.60
6	12/25/2006	650,833,992.42
7	1/25/2007	633,076,812.89
8	2/25/2007	614,127,818.95
9	3/25/2007	593,782,433.32
10	4/25/2007	572,034,510.00
11	5/25/2007	549,918,944.70
12	6/25/2007	528,363,337.19
13	7/25/2007	507,279,729.77
14	8/25/2007	487,229,212.06
15	9/25/2007	468,152,402.28
16	10/25/2007	449,991,715.03
17	11/25/2007	432,693,516.11
18	12/25/2007	416,207,811.25
19	1/25/2008	400,487,964.98
20	2/25/2008	385,490,348.22
21	3/25/2008	371,174,108.02
22	4/25/2008	357,489,932.82
23	5/25/2008	344,342,491.93
24	6/25/2008	331,651,339.39
25	7/25/2008	319,399,861.68
26	8/25/2008	307,539,804.96
27	9/25/2008	296,060,631.23
28	10/25/2008	284,952,364.52
29	11/25/2008	274,205,412.76
30	12/25/2008	263,810,519.52
31	1/25/2009	253,755,115.20
32	2/25/2009	244,029,387.43
33	3/25/2009	234,609,033.37
34	4/25/2009	225,456,473.64
35	5/25/2009	216,605,606.41
36	6/25/2009	208,084,620.92
37	7/25/2009	199,875,325.72
38	8/25/2009	191,962,503.04
39	9/25/2009	184,331,323.81
40	10/25/2009	176,977,226.87
41	11/25/2009	169,913,367.24
42	12/25/2009	163,149,351.03
43	1/25/2010	156,671,948.40
44	2/25/2010	150,479,804.08
45	3/25/2010	144,559,433.40
46	4/25/2010	138,897,988.18
47	5/25/2010	133,483,263.43
48	6/25/2010	128,303,656.70
49	7/25/2010	123,348,137.29
50	8/25/2010	118,606,214.51
51	9/25/2010	114,067,910.34
52	10/25/2010	109,723,729.99
53	11/25/2010	105,564,634.25
54	12/25/2010	101,582,029.79
55	1/25/2011	97,767,756.82
56	2/25/2011	94,114,079.48
57	3/25/2011	90,613,727.82
58	4/25/2011	87,259,938.76
59	5/25/2011	84,046,487.88
60	6/25/2011	80,966,666.50

Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a Swap Termination Payment, or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) owed by the Supplemental Interest Trust to the Swap Counterparty shall be paid prior to distributions to certificateholders on each applicable Distribution Date. Defaulted Swap Termination Payments owed by the Supplemental Interest Trust to the Swap Counterparty shall be paid after to distributions to certificateholders. See “Description of the Certificates — Distributions” and “— Distributions from the Supplemental Interest Trust” in this prospectus supplement.

The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

•   failure to pay;

•   certain bankruptcy and insolvency events; and

•   a merger without an assumption of obligations under the interest rate swap agreement.

Early termination events under the Swap Agreement include, among other things:

•  illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

•  a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

•  a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

•   the aggregate Certificate Principal Balance of all Certificates outstanding has been reduced to zero;

•   the exercise of the optional termination of the Trust by the Servicer as described under "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement;

•   the occurrence of a Downgrade Termination Event; and

•   the occurrence of a Substitution Event.

If the Supplemental Interest Trust is unable to or, if applicable, chooses not to, obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Trustee shall thereafter administer the Swap Termination Payment received by the Trust as described under “Descriptions of the Certificate — Distributions from the Supplemental Interest Trust” in this prospectus supplement.

On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust Trustee may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement, (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution, (iii) the Swap Agreement may be amended and/or (iv) the Swap Agreement may be terminated or replaced.

The Swap Agreement is scheduled to terminate by its terms after the Distribution Date in June 2011 and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust by the Swap Counterparty.

The Swap Counterparty. Wachovia Bank, National Association, is a national banking association that has, as of the date of this prospectus supplement, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-", “AA-” and “Aa2", respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+", “F1+” and “P-1", respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of Wachovia and may be subject to revision or withdrawal at any time by the rating agencies. Wachovia Bank, National Association will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of Wachovia Corporation, the parent company of the Swap Counterparty. Requests for such information should be directed to Wachovia Corporation – Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Swap Counterparty has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding paragraph.

The aggregate “significance percentage” of the Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. § 229.1115), is less than 10%. As provided in the Swap Agreement, the Swap Counterparty may be replaced in certain circumstances, including if the aggregate significance percentage of the Swap Agreement is equal to or greater than 10%.

Calculation of One-Month LIBOR

On each Interest Determination Date, the Trustee will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

If One-Month LIBOR is determined under clause (2) above, on each such Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

(1)    If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)    If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Trust with respect to the Mortgage Loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of the Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the Sponsor or any other party.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See “Description of the Agreements” in the prospectus.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the applicable Cut-off Date, other than scheduled payments due on or before that date. The Trustee, as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Offered Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the applicable Cut-off Date, the Mortgage Rate, the scheduled payment and the maturity date of such Mortgage Loan.

As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee in accordance with the Pooling and Servicing Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or (4) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties in certain states, the Depositor does not expect to cause the assignments to be recorded.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller has made or assigned, as of the date of (or provided in) the Mortgage Loan Purchase Agreement, to the Depositor certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements—Representations and Warranties; Repurchases.” On the Closing Date, the Depositor’s rights under the Mortgage Loan Purchase Agreement will be assigned to the Trustee for the benefit of holders of the Offered Certificates. Within the period of time specified in the Mortgage Loan Purchase Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Trust in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased or, if permitted, substituted, by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Offered Certificates may incur a loss.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of certificateholders, for any of the purposes set forth under “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a 66% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(1)    change the provisions of the Pooling and Servicing Agreement regarding payments to the supplemental interest trust, or otherwise have a material adverse effect on the interests of the Swap Counterparty, without the consent of the Swap Counterparty (such consent not to be unreasonably withheld);

(2)    reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate; or

(3)    reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

Optional Termination

Immediately after the Optional Termination Date, the Servicer will have the option to purchase all the Mortgage Loans and any properties that the Trust acquired in satisfaction of any mortgage loans. Such purchase shall be made at a price equal to be (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty as a result of the optional termination of the Trust. Net proceeds (after reimbursement of amounts due to the Servicer and the Trustee) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Trust will result in an early retirement of the certificates.

Events of Default

Events of default will consist of:

•   any failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor;

•  any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the Pooling and Servicing Agreement, which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the Servicer or the Depositor by the Trustee; and

•  insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

As of any date of determination, (1) holders of the Offered Certificates will be allocated 97% of all voting rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Class X, Class P and Class R Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Rights upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer, including the delinquency experience of such Mortgage Loans.

No certificateholder, solely by virtue of the holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

U.S. Bank National Association (referred to in this prospectus supplement as U.S. Bank, the Trustee, the Supplemental Interest Trust Trustee or the Custodian) is a national banking association, with its trustee offices at 60 Livingston Ave., St. Paul, MN 55107. U.S. Bank is a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had approximately 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/WMLT 2006-AMN1. U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to approximately 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

U.S. Bank will be the Trustee under the Pooling and Servicing Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Trust. As of March 31, 2006, U.S. Bank (and its

affiliate U.S. Bank Trust National Association) was acting as trustee on 144 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $48,862,600,000. The Depositor, the Sponsor, the Seller and Originator, and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Certificate transfer services are conducted at the Corporate Trust Office of the Trustee. U.S. Bank has been engaged in the business of certificate administration since 1987. As of December 31, 2005, U.S. Bank was acting as securities administrator with respect to more than $29,342,000,000 of outstanding residential mortgage-backed securities.

The Trustee will receive the Trustee Fee as compensation for performance of its duties under the Pooling and Servicing Agreement. The Trustee has agreed to perform only those duties specifically set forth in the Pooling and Servicing Agreement. Under the terms of the Pooling and Servicing Agreement, the Trustee’s limited responsibilities include the following:

•   to deliver to certificateholders of record certain notices, reports and other documents received by the Trustee, as required under the Pooling and Servicing Agreement;

•   to authenticate, deliver, cancel and otherwise administer the Certificates;

•   to periodically report on and notify certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters;

•   to establish and maintain the Certificate Account and to maintain accurate records of activity in the Certificate Account;

•   to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•   to distribute and transfer funds in the Certificate Account pursuant to the report that it will prepare, which will include information provided to it by the Servicer, as applicable, in accordance with the terms of the Pooling and Servicing Agreement;

•  to periodically report on and notify certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters; and

•   to perform certain other administrative functions identified in the Pooling and Servicing Agreement.

The Trustee’s procedures for performing its calculation duties as required by the Pooling and Servicing Agreement are set forth as follows:

•  A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.

•   Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

•  The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

•  On a monthly basis, an Analyst will obtain from the Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

•  To the extent the Trustee is required by the documents to re-compute any loan-data elements supplied by the Servicer, the Trustee will do so based on information received from the underwriter or the Servicer. The Trustee will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, the Trustee will deliver a discrepancy memorandum to the servicer.

•   The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

In the past three years, the Trustee has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates. However, the Trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Trustee acquired from State Street and Trust Company used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the Trustee use the procedures set forth above.

The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

The Trustee may resign at any time by giving written notice to the Servicer, the Depositor and the certificateholders. The Trustee may be removed at any time by a majority of the certificateholders. The Depositor may also remove the Trustee if the Trustee is no longer eligible to act as Trustee under the Pooling and Servicing Agreement, or if the Trustee becomes insolvent. In all those circumstances, the Depositor must appoint a successor Trustee for the Trust. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

The successor Trustee must be (a) an institution the deposits of which are fully insured by the FDIC, (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee either an institution (i) the long-term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s or (ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates. The Trustee or any successor to it may not be the Depositor or an affiliate of the Depositor, an Originator, the Servicer or a subservicer, unless the Trustee is an institutional trust department.

Under the Pooling and Servicing Agreement, amounts on deposit in the Certificate Account may be withdrawn, prior to any distributions to certificateholders, to pay any amounts owed to the Trustee due to the Trust’s indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling and Servicing Agreement or the Certificates, or its duties under the Pooling and Servicing Agreement. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

The Trustee will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the mortgage pool in accordance with Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of the Securities — Reports to Securityholders” in the prospectus. In addition, the Trustee and the Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Trust for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described in the prospectus under “Description of the Securities — Reports to Securityholders” available to certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under “Where You Can Find More Information” relating to the Trust available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at “www.usbank.com/mbs.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the Trustee’s customer service desk.

For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locators, or URLs, are inactive textual references only. We have taken steps to ensure that these URLs were inactive at the time the electronic version of this prospectus supplement was created.

Custodial Arrangements

U.S. Bank will serve as Custodian of the Mortgage Loans. The Servicer will not have custodial responsibility for the Mortgage Loans. The Custodian will maintain mortgage files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the Custodian’s premises in Minnesota. The mortgage files are tracked electronically to identify that they are held by U.S. Bank. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Loans. As of March 31, 2006, U.S. Bank held approximately 4,185,000 document files for approximately 448 entities and has been acting as a custodian for approximately 20 years.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of and the yield to maturity on each class of Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors’ equity in the related properties, and changes in the mortgagors’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

The timing of changes in the rate of prepayments may significantly affect the realized yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

The weighted average life of and yield to maturity on each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A, Class M and Class B Certificates will be influenced by, among other factors:

(1)    the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the aggregate Certificate Principal Balance of the related Class A, Class M and Class B Certificates);

(2)    the delinquency and default experience of the related Mortgage Loans;

(3)    the level of One-Month LIBOR and One-Year LIBOR; and

(4)    the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class X Certificates or the Residual Certificates when the required overcollateralization level has been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Prepayments and Yields on the Certificates

Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of repayment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Certificates at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because approximately 15.83% of the Mortgage Loans contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for Mortgage Loans which do not contain prepayment charges; however, principal prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

Although the Mortgage Rates on the Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Offered Certificates and adjust by reference to the Mortgage Index. In addition, the interest rate will not be adjusted on any of the Mortgage Loans for a period of three, five or seven years after the date of origination. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates. The Mortgage Rate applicable to substantially all of the Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Cap. See “The Mortgage Pool” in this prospectus supplement.

The calculation of the Pass-Through Rate on each class of the Offered Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to all of the Mortgage Loans (One-Year LIBOR) as described under “The Mortgage Pool—General” in this prospectus supplement.

The Pass-Through Rate on each class of Offered Certificates are subject to the Available Funds Cap, which limits the pass-through rate on the Offered Certificates to a rate equal to the percentage equivalent of a fraction, the numerator of which is equal to the excess of (a) interest due on the Mortgage Loans, over (b) the sum of the Servicing Fee, the Trustee Fee, the Net Swap Payments owed by the Supplemental Interest Trust to the Swap Provider, if any, and any Swap Termination Payment (other Defaulted Swap Termination Payments), in each case with respect to such Distribution Date, and the denominator of which is equal to the product of (1) the actual number of days in the related Accrual Period divided by 360 and (2) the aggregate Certificate Principal Balance of the Offered Certificates.

Furthermore, even if One-Month LIBOR and One-Year LIBOR were at the same level, various factors may cause the Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of Offered Certificates. In particular, the Pass-Through Rate on each class of Offered Certificates adjusts monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the application of the Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. In addition, the Mortgage Loans are subject to periodic (i.e., annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Cap limiting increases in the Pass-Through Rate for the related classes of Offered Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee and Trustee Fee) with respect to any Distribution Date less any Net Swap Payments owed to the Swap Counterparty or Swap Termination Payments owed to the Swap Counterparty for the related Distribution Date, may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of Offered Certificates. Furthermore, if the Available Funds Cap determines the Pass-Through Rate for a class of Offered Certificates, for a Distribution Date, the market value of such class of Offered Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Available Funds Cap Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of any such amount.

The extent to which the yield to maturity on the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Offered Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The Last Scheduled Distribution Date for each class of Offered Certificates is the Distribution Date occurring in August 2036. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

(1)    prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balances thereof;

(2)    excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein; and

(3)    the Servicer will have the option, pursuant to the Pooling and Servicing Agreement, to purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Cut-off Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

The weighted average lives of the Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Certificates.

The following tables have been prepared on the basis of the following Modeling Assumptions, including the assumption that the Mortgage Loans have approximate characteristics described in the tables below:

“Modeling Assumptions” means the following assumptions:

(a)   the mortgage pool consists of the hypothetical mortgage loans presented in the tables starting on page S-59 having the characteristics shown therein;

(b)   the initial balances and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-1;

(c)   there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)  scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on the applicable Cut-off Date;

(e)   prepayments are received, together with 30 days’ interest thereon, on the last day of each month beginning in June 2006;

(f)   100% Prepayment Pricing Assumption (“PPA”) is equal to 30% CPR; the Mortgage Loans prepay at the indicated percentages of the PPA;

(g)   optional termination of the Trust does not occur;

(h)   no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)   the Certificates are issued on the Closing Date;

(j)   cash payments on the Certificates are received on the 25th day of each month beginning in July 2006 in accordance with the priorities and amounts described in this prospectus supplement under “Description of the Certificates”;

(k)   the Mortgage Loans adjust annually on each anniversary of the first Adjustment Date;

(l)   for each of the hypothetical mortgage loans, the Servicing Fee Rate and the Trustee Fee Rate will be as stated in the Mortgage Loan tables set forth below; and

(m)   the Index for the Mortgage Loans is One-Year LIBOR, which remains constant at 5.39438% per annum; and

(n)   One-Month LIBOR remains constant at 5.1300% per annum.

Initial Mortgage Loans - June 1, 2006 Cut-Off Date

							Original
							Interest
	Prepay			Gross	Original	Remaining	Only						Months to
	Term		Current	Rate (%)	Term	Term	Term	Ceiling (%)		Periodic		Initial	Next
Loan Product	(Months)	Prepay Type	Balance ($)	(Approximately)	(Months)	(Months)	(Months)	(Approximately)	Margin (%)	Rate Cap (%)	Floor(%)	Rate Cap (%)	Adjustment
ARM 3/1 10YR IO	N/A	N/A	1,365,000.00	6.500000	360	355	120	12.500000	2.250000	2.000000	2.250000	6.000000	31
ARM 3/1 10YR IO	N/A	N/A	8,299,883.35	6.677993	360	357	120	12.677993	2.250000	2.000000	2.250000	6.000000	33
ARM 3/1 10YR IO	N/A	N/A	7,524,517.25	6.955920	360	358	120	12.955920	2.250000	2.000000	2.250000	6.000000	34
ARM 3/1	N/A	N/A	1,452,671.55	7.151241	360	357	N/A	13.151241	2.250000	2.000000	2.250000	6.000000	33
ARM 3/1	36	6 Mos Int 80% OA	191,396.67	6.500000	360	357	N/A	12.500000	2.250000	2.000000	2.250000	6.000000	33
ARM 3/1	N/A	N/A	1,939,040.90	7.713917	360	358	N/A	13.713917	2.250000	2.000000	2.250000	6.000000	34
ARM 5/1 10YR IO	N/A	N/A	960,000.00	7.375000	360	355	120	13.375000	2.250000	2.000000	2.250000	6.000000	55
ARM 5/1 10YR IO	N/A	N/A	27,875,659.97	6.632372	360	356	120	12.632372	2.250000	2.000000	2.250000	6.000000	56
ARM 5/1 10YR IO	36	6 Mos Int 80% OA	2,879,276.38	6.465656	360	356	120	12.465656	2.250000	2.000000	2.250000	6.000000	56
ARM 5/1 10YR IO	N/A	N/A	164,269,702.72	6.638253	360	357	120	12.639382	2.250000	2.000000	2.250000	6.000000	57
ARM 5/1 10YR IO	24	6 Mos Int 80% OA	262,000.00	6.750000	360	357	120	12.750000	2.250000	2.000000	2.250000	6.000000	57
ARM 5/1 10YR IO	36	6 Mos Int 80% OA	32,011,943.21	6.578163	360	357	120	12.577489	2.250000	2.000000	2.250000	6.000000	57
ARM 5/1 10YR IO	N/A	N/A	144,026,890.24	6.821444	360	358	120	12.820922	2.250000	2.000000	2.250000	6.000000	58
ARM 5/1 10YR IO	36	6 Mos Int 80% OA	26,665,244.24	6.839324	360	358	120	12.839324	2.250000	2.000000	2.250000	6.000000	58
ARM 5/1 10YR IO	N/A	N/A	296,000.00	8.125000	360	359	120	14.125000	2.250000	2.000000	2.250000	6.000000	59
ARM 5/1	N/A	N/A	4,012,348.13	6.333669	360	356	N/A	12.333669	2.250000	2.000000	2.250000	6.000000	56
ARM 5/1	N/A	N/A	25,598,244.95	6.579761	360	357	N/A	12.573041	2.250000	2.000000	2.250000	6.000000	57
ARM 5/1	36	6 Mos Int 80% OA	5,975,095.26	6.493238	360	357	N/A	12.493238	2.250000	2.000000	2.250000	6.000000	57
ARM 5/1	N/A	N/A	23,743,463.70	6.821072	360	358	N/A	12.819811	2.250000	2.000000	2.250000	6.000000	58
ARM 5/1	36	6 Mos Int 80% OA	3,607,527.54	6.670306	360	358	N/A	12.670306	2.250000	2.000000	2.250000	6.000000	58
ARM 7/1 10YR IO	36	6 Mos Int 80% OA	467,985.07	6.375000	360	354	120	12.375000	2.250000	2.000000	2.250000	6.000000	78
ARM 7/1 10YR IO	N/A	N/A	1,747,000.00	6.792788	360	355	120	12.792788	2.250000	2.000000	2.250000	6.000000	79
ARM 7/1 10YR IO	N/A	N/A	8,456,689.23	6.773376	360	356	120	12.773376	2.250000	2.000000	2.250000	6.000000	80
ARM 7/1 10YR IO	36	6 Mos Int 80% OA	3,834,105.32	6.934889	360	356	120	12.934889	2.250000	2.000000	2.250000	6.000000	80
ARM 7/1 10YR IO	N/A	N/A	23,424,789.38	6.737943	360	357	120	12.737943	2.250000	2.000000	2.250000	6.000000	81
ARM 7/1 10YR IO	36	6 Mos Int 80% OA	3,362,099.69	6.967320	360	357	120	12.967320	2.250000	2.000000	2.250000	6.000000	81
ARM 7/1 10YR IO	N/A	N/A	40,804,762.45	6.963910	360	358	120	12.963910	2.250000	2.000000	2.250000	6.000000	82
ARM 7/1 10YR IO	36	6 Mos Int 80% OA	3,916,427.01	7.125041	360	358	120	13.125041	2.250000	2.000000	2.250000	6.000000	82
ARM 7/1	N/A	N/A	489,037.44	6.318784	360	356	N/A	12.318784	2.250000	2.000000	2.250000	6.000000	80
ARM 7/1	36	6 Mos Int 80% OA	248,979.18	6.125000	360	356	N/A	12.125000	2.250000	2.000000	2.250000	6.000000	80
ARM 7/1	N/A	N/A	1,479,882.79	6.678731	360	357	N/A	12.714358	2.250000	2.000000	2.250000	6.000000	81
ARM 7/1	36	6 Mos Int 80% OA	1,450,918.82	6.700972	360	357	N/A	12.700972	2.250000	2.000000	2.250000	6.000000	81
ARM 7/1	N/A	N/A	2,222,540.39	6.670160	360	358	N/A	12.670160	2.250000	2.000000	2.250000	6.000000	82

Additional Mortgage Loans - July 1, 2006 Cut-Off Date

							Original
							Interest
	Prepay			Gross	Original	Remaining	Only						Months to
	Term		Current	Rate (%)	Term	Term	Term	Ceiling(%)		Periodic		Initial	Next
Loan Product	(Months)	Prepay Type	Balance ($)	(Approximately)	(Months)	(Months)	(Months)	(Approximately)	Margin (%)	Rate Cap (%)	Floor(%)	Rate Cap (%)	Adjustment
ARM 3/1 10YR IO	N/A	N/A	540,800.00	7.543639	360	359	120	13.543639	2.250000	2.000000	2.250000	6.000000	35
ARM 3/1 10YR IO	36	6 Mos Int 80% OA	187,880.00	6.875000	360	359	120	12.875000	2.250000	2.000000	2.250000	6.000000	35
ARM 5/1 10YR IO	N/A	N/A	212,000.00	6.625000	360	355	120	12.625000	2.250000	2.000000	2.250000	6.000000	55
ARM 5/1 10YR IO	N/A	N/A	1,365,000.00	6.616300	360	356	120	12.616300	2.250000	2.000000	2.250000	6.000000	56
ARM 5/1 10YR IO	36	6 Mos Int 80% OA	536,000.00	7.625000	360	358	120	13.625000	2.250000	2.000000	2.250000	6.000000	58
ARM 5/1 10YR IO	N/A	N/A	89,958,039.39	7.036085	360	359	120	13.036085	2.250000	2.000000	2.250000	6.000000	59
ARM 5/1 10YR IO	36	6 Mos Int 80% OA	23,298,044.00	6.852520	360	359	120	12.852520	2.250000	2.000000	2.250000	6.000000	59
ARM 5/1 10YR IO	N/A	N/A	311,250.00	7.243976	360	360	120	13.243976	2.250000	2.000000	2.250000	6.000000	60
ARM 5/1	N/A	N/A	201,343.73	6.887621	360	356	N/A	12.887621	2.250000	2.000000	2.250000	6.000000	56
ARM 5/1	N/A	N/A	438,830.57	6.681303	360	358	N/A	12.681303	2.250000	2.000000	2.250000	6.000000	58
ARM 5/1	N/A	N/A	10,745,951.19	7.114298	360	359	N/A	13.114298	2.250000	2.000000	2.250000	6.000000	59
ARM 5/1	36	6 Mos Int 80% OA	1,666,749.65	6.819921	360	359	N/A	12.819921	2.250000	2.000000	2.250000	6.000000	59
ARM 5/1	N/A	N/A	200,000.00	6.875000	360	360	N/A	12.875000	2.250000	2.000000	2.250000	6.000000	60
ARM 7/1 10YR IO	N/A	N/A	6,957,000.00	7.166721	360	359	120	13.140992	2.250000	2.000000	2.250000	6.000000	83
ARM 7/1 10YR IO	36	6 Mos Int 80% OA	2,238,250.00	7.145901	360	359	120	13.145901	2.250000	2.000000	2.250000	6.000000	83
ARM 7/1	N/A	N/A	404,442.84	6.625000	360	359	N/A	12.625000	2.250000	2.000000	2.250000	6.000000	83
ARM 7/1	36	6 Mos Int 80% OA	259,792.08	7.125000	360	359	N/A	13.125000	2.250000	2.000000	2.250000	6.000000	83

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class A-1						Class A-2

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	71	57	43	29	15	100	100	100	100	100	100
June 25, 2008	99	47	24	3	0	0	100	100	100	100	61	20
June 25, 2009	99	26	0	0	0	0	100	100	94	38	0	0
June 25, 2010	99	8	0	0	0	0	100	100	55	8	0	0
June 25, 2011	99	0	0	0	0	0	100	87	23	0	0	0
June 25, 2012	98	0	0	0	0	0	100	61	0	0	0	0
June 25, 2013	98	0	0	0	0	0	100	39	0	0	0	0
June 25, 2014	98	0	0	0	0	0	100	20	0	0	0	0
June 25, 2015	97	0	0	0	0	0	100	4	0	0	0	0
June 25, 2016	96	0	0	0	0	0	100	0	0	0	0	0
June 25, 2017	92	0	0	0	0	0	100	0	0	0	0	0
June 25, 2018	87	0	0	0	0	0	100	0	0	0	0	0
June 25, 2019	82	0	0	0	0	0	100	0	0	0	0	0
June 25, 2020	77	0	0	0	0	0	100	0	0	0	0	0
June 25, 2021	71	0	0	0	0	0	100	0	0	0	0	0
June 25, 2022	65	0	0	0	0	0	100	0	0	0	0	0
June 25, 2023	59	0	0	0	0	0	100	0	0	0	0	0
June 25, 2024	51	0	0	0	0	0	100	0	0	0	0	0
June 25, 2025	44	0	0	0	0	0	100	0	0	0	0	0
June 25, 2026	35	0	0	0	0	0	100	0	0	0	0	0
June 25, 2027	26	0	0	0	0	0	100	0	0	0	0	0
June 25, 2028	17	0	0	0	0	0	100	0	0	0	0	0
June 25, 2029	6	0	0	0	0	0	100	0	0	0	0	0
June 25, 2030	0	0	0	0	0	0	91	0	0	0	0	0
June 25, 2031	0	0	0	0	0	0	66	0	0	0	0	0
June 25, 2032	0	0	0	0	0	0	39	0	0	0	0	0
June 25, 2033	0	0	0	0	0	0	9	0	0	0	0	0
June 25, 2034	0	0	0	0	0	0	0	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	17.50	2.03	1.31	0.95	0.73	0.59	25.58	6.65	4.27	3.00	2.19	1.73
Weighted Average Life in Years (to Call)	17.50	2.03	1.31	0.95	0.73	0.59	25.58	6.65	4.27	3.00	2.19	1.73

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class A-3						Class M-1

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	91	49	100	100	100	100	100	100
June 25, 2010	100	100	100	100	70	42	100	100	72	48	31	18
June 25, 2011	100	100	100	77	44	23	100	88	56	34	19	10
June 25, 2012	100	100	98	54	27	12	100	75	43	23	12	0
June 25, 2013	100	100	76	37	17	5	100	64	33	16	5	0
June 25, 2014	100	100	59	26	10	2	100	54	26	11	0	0
June 25, 2015	100	100	46	18	5	0	100	46	20	8	0	0
June 25, 2016	100	88	35	12	2	0	100	39	15	0	0	0
June 25, 2017	100	73	27	8	*	0	100	32	12	0	0	0
June 25, 2018	100	61	20	4	0	0	100	27	9	0	0	0
June 25, 2019	100	50	15	2	0	0	100	22	*	0	0	0
June 25, 2020	100	41	11	1	0	0	100	18	0	0	0	0
June 25, 2021	100	34	7	0	0	0	100	15	0	0	0	0
June 25, 2022	100	28	5	0	0	0	100	12	0	0	0	0
June 25, 2023	100	23	3	0	0	0	100	10	0	0	0	0
June 25, 2024	100	18	1	0	0	0	100	8	0	0	0	0
June 25, 2025	100	15	*	0	0	0	100	0	0	0	0	0
June 25, 2026	100	11	0	0	0	0	100	0	0	0	0	0
June 25, 2027	100	8	0	0	0	0	100	0	0	0	0	0
June 25, 2028	100	6	0	0	0	0	100	0	0	0	0	0
June 25, 2029	100	4	0	0	0	0	100	0	0	0	0	0
June 25, 2030	100	2	0	0	0	0	90	0	0	0	0	0
June 25, 2031	100	1	0	0	0	0	77	0	0	0	0	0
June 25, 2032	100	0	0	0	0	0	64	0	0	0	0	0
June 25, 2033	100	0	0	0	0	0	49	0	0	0	0	0
June 25, 2034	74	0	0	0	0	0	33	0	0	0	0	0
June 25, 2035	35	0	0	0	0	0	15	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	28.63	14.17	9.5	6.92	5.24	3.92	26.79	9.62	6.35	4.82	4.13	3.93
Weighted Average Life in Years (to Call)	28.37	12.28	8.07	5.81	4.37	3.25	26.69	9.00	5.88	4.46	3.86	3.72

* Less than 0.5% but greater than 0.0%

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class M-2						Class M-3

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	72	48	31	18	100	100	72	48	31	18
June 25, 2011	100	88	56	34	19	10	100	88	56	34	19	1
June 25, 2012	100	75	43	23	12	0	100	75	43	23	12	0
June 25, 2013	100	64	33	16	0	0	100	64	33	16	0	0
June 25, 2014	100	54	26	11	0	0	100	54	26	10	0	0
June 25, 2015	100	46	20	0	0	0	100	46	20	0	0	0
June 25, 2016	100	39	15	0	0	0	100	39	15	0	0	0
June 25, 2017	100	32	12	0	0	0	100	32	12	0	0	0
June 25, 2018	100	27	4	0	0	0	100	27	0	0	0	0
June 25, 2019	100	22	0	0	0	0	100	22	0	0	0	0
June 25, 2020	100	18	0	0	0	0	100	18	0	0	0	0
June 25, 2021	100	15	0	0	0	0	100	15	0	0	0	0
June 25, 2022	100	12	0	0	0	0	100	12	0	0	0	0
June 25, 2023	100	10	0	0	0	0	100	*	0	0	0	0
June 25, 2024	100	*	1	0	0	0	100	0	0	0	0	0
June 25, 2025	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2030	90	0	0	0	0	0	90	0	0	0	0	0
June 25, 2031	77	0	0	0	0	0	77	0	0	0	0	0
June 25, 2032	64	0	0	0	0	0	64	0	0	0	0	0
June 25, 2033	49	0	0	0	0	0	49	0	0	0	0	0
June 25, 2034	33	0	0	0	0	0	33	0	0	0	0	0
June 25, 2035	15	0	0	0	0	0	15	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	26.78	9.55	6.29	4.76	4.04	3.79	26.78	9.46	6.23	4.69	3.97	3.68
Weighted Average Life in Years (to Call)	26.69	9.00	5.88	4.45	3.80	3.61	26.69	9.00	5.88	4.43	3.77	3.52

* Less than 0.5% but greater than 0.0%

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class M-4						Class M-5

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	72	48	31	18	100	100	72	48	31	18
June 25, 2011	100	88	56	34	19	0	100	88	56	34	19	0
June 25, 2012	100	75	43	23	2	0	100	75	43	23	0	0
June 25, 2013	100	64	33	16	0	0	100	64	33	15	0	0
June 25, 2014	100	54	26	0	0	0	100	54	26	0	0	0
June 25, 2015	100	46	20	0	0	0	100	46	20	0	0	0
June 25, 2016	100	39	15	0	0	0	100	39	9	0	0	0
June 25, 2017	100	32	*	0	0	0	100	32	0	0	0	0
June 25, 2018	100	27	0	0	0	0	100	27	0	0	0	0
June 25, 2019	100	22	0	0	0	0	100	22	0	0	0	0
June 25, 2020	100	18	0	0	0	0	100	18	0	0	0	0
June 25, 2021	100	15	0	0	0	0	100	6	0	0	0	0
June 25, 2022	100	3	0	0	0	0	100	0	0	0	0	0
June 25, 2023	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2024	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2025	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2030	90	0	0	0	0	0	90	0	0	0	0	0
June 25, 2031	77	0	0	0	0	0	77	0	0	0	0	0
June 25, 2032	64	0	0	0	0	0	64	0	0	0	0	0
June 25, 2033	49	0	0	0	0	0	49	0	0	0	0	0
June 25, 2034	33	0	0	0	0	0	33	0	0	0	0	0
June 25, 2035	15	0	0	0	0	0	8	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	26.76	9.36	6.16	4.64	3.91	3.59	26.74	9.24	6.07	4.56	3.83	3.51
Weighted Average Life in Years (to Call)	26.69	9.00	5.88	4.43	3.75	3.47	26.69	9.00	5.88	4.43	3.72	3.43

* Less than 0.5% but greater than 0.0%

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class M-6						Class B-1

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	72	48	31	9	100	100	72	48	31	0
June 25, 2011	100	88	56	34	13	0	100	88	56	34	0	0
June 25, 2012	100	75	43	23	0	0	100	75	43	21	0	0
June 25, 2013	100	64	33	0	0	0	100	64	33	0	0	0
June 25, 2014	100	54	26	0	0	0	100	54	26	0	0	0
June 25, 2015	100	46	18	0	0	0	100	46	0	0	0	0
June 25, 2016	100	39	0	0	0	0	100	39	0	0	0	0
June 25, 2017	100	32	0	0	0	0	100	32	0	0	0	0
June 25, 2018	100	27	0	0	0	0	100	27	0	0	0	0
June 25, 2019	100	22	0	0	0	0	100	11	0	0	0	0
June 25, 2020	100	8	0	0	0	0	100	8	0	0	0	0
June 25, 2021	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2022	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2023	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2024	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2025	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2030	90	0	0	0	0	0	90	0	0	0	0	0
June 25, 2031	77	0	0	0	0	0	77	0	0	0	0	0
June 25, 2032	64	0	0	0	0	0	64	0	0	0	0	0
June 25, 2033	49	0	0	0	0	0	49	0	0	0	0	0
June 25, 2034	33	0	0	0	0	0	33	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	26.71	9.07	5.94	4.45	3.74	3.42	26.67	8.89	5.80	4.35	3.67	3.33
Weighted Average Life in Years (to Call)	26.69	9.00	5.88	4.41	3.71	3.40	26.67	8.89	5.80	4.35	3.67	3.33

Percentage of Initial Principal Balance Outstanding
at the Respective Percentages of the PPA Set Forth Below

	Class B-2						Class B-3

Distribution Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%

Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2007	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2008	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2009	100	100	100	100	100	100	100	100	100	100	100	100
June 25, 2010	100	100	72	48	31	0	100	100	72	48	7	0
June 25, 2011	100	88	56	34	0	0	100	88	56	17	0	0
June 25, 2012	100	75	43	0	0	0	100	75	43	0	0	0
June 25, 2013	100	64	33	0	0	0	100	64	17	0	0	0
June 25, 2014	100	54	12	0	0	0	100	54	0	0	0	0
June 25, 2015	100	46	0	0	0	0	100	46	0	0	0	0
June 25, 2016	100	39	0	0	0	0	100	35	0	0	0	0
June 25, 2017	100	32	0	0	0	0	100	13	0	0	0	0
June 25, 2018	100	17	0	0	0	0	100	13	0	0	0	0
June 25, 2019	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2020	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2021	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2022	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2023	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2024	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2025	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2026	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2027	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2028	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2029	100	0	0	0	0	0	100	0	0	0	0	0
June 25, 2030	90	0	0	0	0	0	90	0	0	0	0	0
June 25, 2031	77	0	0	0	0	0	77	0	0	0	0	0
June 25, 2032	64	0	0	0	0	0	64	0	0	0	0	0
June 25, 2033	49	0	0	0	0	0	49	0	0	0	0	0
June 25, 2034	33	0	0	0	0	0	14	0	0	0	0	0
June 25, 2035	0	0	0	0	0	0	0	0	0	0	0	0
June 25, 2036	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (to Maturity)	26.62	8.68	5.65	4.23	3.58	3.24	26.48	8.27	5.35	4.02	3.38	3.15
Weighted Average Life in Years (to Call)	26.62	8.68	5.65	4.23	3.58	3.24	26.48	8.27	5.35	4.02	3.38	3.15

Additional Information

The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus.

Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust will qualify as three REMICs under the Internal Revenue Code.

For federal income tax purposes:

•     the Class R Certificates will constitute the "residual interests" in the REMICs; and

•     each class of the Offered Certificates will represent ownership of “regular interests” in a REMIC which will generally be treated as debt instruments of a REMIC, and the Class A Certificates, Class M Certificates and Class B Certificates will also represent the right to receive payments in respect of the Available Funds Cap Carryover amounts, which will not be an entitlement from any REMIC.

See “Federal Income Tax Consequences — REMICS” in the prospectus.

Depending on the portion of the overall purchase price of a Class A Certificate, Class M Certificates or Class B Certificate, referred to in this prospectus supplement as the Regular Certificates, attributable to the REMIC regular interest component of a Regular Certificate, such REMIC regular interest component may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the PPA. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See “Federal Income Tax Consequences—REMICs” in the prospectus.

The holders of the Offered Certificates will be required to include income interest on their certificates in accordance with the accrual method of accounting.

The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates, Class M Certificates and Class B Certificates are encouraged to be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the Class A Certificates, Class M Certificates and Class B Certificates. In the absence of other authority, the Trustee intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A, Class M and Class B Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A, Class M and Class B Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Characterization of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the Trustee will treat the beneficial owner of a Regular Certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each Regular Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Counterparty pursuant to the Swap Agreement on such Distribution Date, assuming for this purpose that the notional balance of the Swap Agreement is not greater than the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 360 divided by the actual number of days in the related swap accrual period, divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, and (ii) any Swap Termination Payment will be treated as being payable solely from Net Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular Certificate may differ from the actual amount of distributions on the Regular Certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Federal Income Tax Consequences — REMICs” in the prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the Regular Certificates and the Class X Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Further, the provision for a reserve fund and the related payments upon the early termination of the Swap Agreement are non-standard features for a swap contract whose treatment is uncertain under the regulations governing notional principal contracts. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the notional principal contract component—in accordance with the relative fair market values thereof. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

The Trustee will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, non grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the Regular Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described in the prospectus, be capital gain or loss.

Status of the Offered Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally will not be a suitable investment for a REMIC.

Penalty Protection

If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section 4975 of the Code (a “Plan”) to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA and/or the Code of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor (“DOL”) has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus. Subject to the following, it is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates and that all conditions of the Exemption other than those within the control of the investors will be met as of the Closing Date. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Mortgage Loans included in the Trust by aggregate unamortized principal balance of the assets of the Trust.

Any class of certificates rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s (“Exemption Eligible Certificates”) at the time of acquisition may be eligible for relief under the Exemption, considered without the rights to receive payments with respect to the Swap Agreement. Any person purchasing an Exemption Eligible Certificate and the right to receive payments with respect to the Swap Agreement will have acquired, for purposes of ERISA, (i) the Exemption Eligible Certificate without the right to receive related payments from the Supplemental Interest Trust, and (ii) the right to receive those payments from the Supplemental Interest Trust. The Exemption may not apply to the acquisition, holding or resale of the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust. Accordingly, the acquisition of the right to receive payments from the Supplemental Interest Trust by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA’s prohibited transaction rules is applicable. One or more alternative exemptions issued by the DOL (“Investor-Based Exemptions”) may be available with respect to the initial purchase, holding and resale of the right to receive payments from the Supplemental Interest Trust, including, but not limited to:

•     Prohibited Transaction Class Exemption (“PTCE”) 84-14, regarding transactions negotiated by independent “qualified professional asset managers”;

•     PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•     PTCE 91-38, regarding investments by bank collective investment funds;

•     PTCE 95-60, regarding investments by insurance company general accounts; or

•     PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that as of any date prior to the termination of the Swap Agreement, at least one Investor-Based Exemption or other applicable exemption applies to the right to receive payments from the Supplemental Interest Trust. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan in reliance upon the Exemption and any Investor-Based Exemptions.

The rating of a security may change. If a class of certificates, such as the subordinate Offered Certificates, is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Offered Certificate when it had an investment grade rating by at least one of S&P, Fitch Ratings or Moody’s would not be required by the Exemption to dispose of it). Consequently, transfers of any subordinate Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Trustee unless the trustee or the Trustee receives the following:

•     a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that that transferee is not a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer;

•     if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing subordinate Offered Certificates (but no other ERISA Restricted Offered Certificates) with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of PTCE 95-60, and that the purchase and holding of the subordinate Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•     an opinion of counsel satisfactory to the Trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Servicer, or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

It should be noted that PTCE 95-60 would cover any potential prohibited transactions discussed above in connection with payments under the Swap Agreement if a an Offered Certificate entitles the holder to receive payments with respect to the Swap Agreement and is purchased by a Plan investor that is an insurance company general account.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See “Method of Distribution” in this prospectus supplement.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of the underwriting agreement dated June [o], 2006 between the Depositor and Wachovia Capital Markets, LLC, as underwriter and as representative for Greenwich Capital Markets, Inc., the Offered Certificates set forth below are being purchased from the Depositor by the Underwriters in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.

Class of Certificates	Wachovia Capital Markets, LLC	Greenwich Capital Markets, Inc.

A-1..................................................	$335,700,000	$37,300,000
A-2..................................................	138,960,000	15,440,000
A-3..................................................	119,420,100	13,268,900
M-1..................................................	8,679,600	964,400
M-2..................................................	7,714,800	857,200
M-3..................................................	4,821,300	535,700
M-4..................................................	4,500,000	500,000
M-5..................................................	3,857,400	428,600
M-6..................................................	3,536,100	392,900
B-1..................................................	2,250,000	250,000
B-2..................................................	2,250,000	250,000
B-3..................................................	3,212,100	356,900

The Underwriters have advised the Depositor that they propose to offer the Offered Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The Depositor has been advised by each underwriter that it intends to make a market in the Offered Certificates, but neither underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor either of the Underwriters makes any representation that either of the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.

Wachovia Capital Markets, LLC is an affiliate of the Sponsor, the Seller and Originator, the Depositor and the Swap Counterparty.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from S&P, Moody’s and Fitch at least the rating set forth in the table on page S-1 of this prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and Servicing Agreement. S&P’s, Moody’s and Fitch’s ratings take into consideration the credit quality of the mortgage pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. S&P’s, Moody’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

The Depositor has not requested a rating of any class of Offered Certificates by any Rating Agency other than S&P, Moody’s and Fitch. However, there can be no assurance as to whether any other Rating Agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other Rating Agency. The rating assigned by any such other Rating Agency to a class of Offered Certificates may be lower than the ratings assigned by S&P, Moody’s and Fitch. The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GLOSSARY OF TERMS

Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

“Accounts” means one or more accounts maintained by the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement.

“Accrual Period” means, with respect to the Offered Certificates and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

“Adjustment Date” means, with respect to a Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

“Advance” means, with respect to a Servicer Remittance Date, an advance of the Servicer’s own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of scheduled payments of principal and interest (or, with respect to the Interest-Only Mortgage Loans, payments of scheduled interest) on the Mortgage Loans (reduced to account for the Servicing Fee) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

“Applied Realized Loss Amount” means, with respect to any class of Subordinated Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to Mortgage Loans that have been applied in reduction of the Certificate Principal Balance of such class.

“Available Funds Cap” means, with respect to a Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the excess of (a) interest due on the Mortgage Loans, over (b) the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) the Net Swap Payments owed by the Supplemental Interest Trust to the Swap Provider, if any, and (iv) any Swap Termination Payment (other Defaulted Swap Termination Payments), in each case with respect to such Distribution Date, and the denominator of which is equal to the product of (1) the actual number of days in the related Accrual Period divided by 360 and (2) the aggregate Certificate Principal Balance of the Offered Certificates.

“Available Funds Cap Carryover” means, with respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Offered Certificates is based upon the Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the Available Funds Cap, over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the Available Funds Cap together with (A) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such class, without giving effect to the Available Funds Cap) and (B) any amount previously distributed with respect to Available Funds Cap Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

“Book-Entry Certificates” means the Offered Certificates.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of Minnesota, State of North Carolina or the City of New York, New York are authorized or obligated by law or executive order to be closed.

“Certificate Account” means the one or more accounts established by the Trustee, for the benefit of the certificateholders, into which the Trustee is required to deposit or cause to be deposited certain payments received from the Servicer as described herein.

“Certificate Owners” means persons acquiring beneficial ownership interests in the Offered Certificates.

“Certificate Principal Balance” means, with respect to any class of Offered Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal and (ii) such class’s share of any Applied Realized Loss Amounts for previous Distribution Dates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (1) the Unpaid Realized Loss Amount for such class of certificates and (2) the total of any Subsequent Recovery distributed on such date to the certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior class of certificates pursuant to this sentence on such Distribution Date).

“Class A Certificates” means the Class A-1, Class A-2 and Class A-3 Certificates.

“Class A Principal Distribution Amount” means (1) with respect to any Distribution Date prior to the Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (B) the lesser of (1) 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

“Class B Certificates” means the Class B-1, Class B-2 and Class B-3 Certificates.

“Class B-1 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date) and (H) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 95.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-1 Certificates.

“Class B-2 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E)

the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), and (I) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 96.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

“Class B-3 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (H) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (I) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), and (J) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 97.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

“Class M Certificates” means the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 87.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-1 Certificates.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Class A and Class M-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 89.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-2 Certificates.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1 and Class M-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date) and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 91.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-3 Certificates.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date) and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 92.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-4 Certificates.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date) and (F) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 94.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-5 Certificates.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date) and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 95.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Overcollateralization Floor. Notwithstanding the above, in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-6 Certificates.

“Clearstream Luxembourg” means Clearstream Banking, société anonyme.

“Closing Date” means on or about June 29, 2006.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the one or more accounts established by the Servicer, for the benefit of the certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

“CPR” or “Constant Prepayment Rate” means a prepayment assumption which represents a per annum constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Compensating Interest” means, for any Distribution Date, the amount of the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from (i) voluntary prepayments in full received during the period from and including the 14th day of the month preceding the Distribution Date through and including the last day of the month preceding the Distribution Date or (ii) voluntary prepayments in part for the prior calendar month.

“Current Interest” means, with respect to each class of the Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class as of such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

“Custodian” means U.S. Bank National Association.

“Cut-off Date” means June 1, 2006, with respect to the initial Mortgage Loans, and July 1, 2006, with respect to the additional Mortgage Loans.

“Defaulted Swap Termination Payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) or with respect to a termination resulting from a Substitution Event.

“Definitive Certificate” means a physical certificate representing an Offered Certificate.

“Depositor” means Wachovia Mortgage Loan Trust, LLC.

“Distribution Date” means the 25th day of each month beginning in July 2006, or if such day is not a Business Day, the first Business Day thereafter.

“DTC” means The Depository Trust Company.

“Downgrade Termination Event” means an event whereby (x) either of the Rating Agencies downgrades the Swap Counterparty (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Counterparty (or its guarantor) has a rating of at least “BBB-” or “A-3", if applicable, by S&P, or a rating of at least “A2” or “P-1", if applicable, by Moody’s) or S&P or Moody’s withdraws its ratings of the Swap Counterparty and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (i) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall transfer the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition; (ii) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty shall collateralize its exposure to the Trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement; (iii) within the time period specified in the Swap Agreement with respect to such downgrade, the obligations of such Swap Counterparty under the Swap Agreement shall be guaranteed by a person or entity that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition; or (iv)

within the time period specified in the Swap Agreement with respect to such downgrade, such Swap Counterparty shall take such other steps, if any, to enable the Trust to satisfy the Rating Agency Condition.

“Due Date” means a scheduled monthly payment date for any Mortgage Loan.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means the Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

“European Depositaries” means Citibank, N.A., as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

“Extra Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (A) the Net Excess Cashflow and (B) an amount necessary to maintain the Overcollateralization Target Amount.

“Fannie Mae” means the Federal National Mortgage Association or any successor.

“Financial Intermediary” means a bank, brokerage firm, thrift institution or other financial intermediary.

“Fitch” means Fitch Ratings or any successor.

“Fixed Swap Payment” means, for each Distribution Date, the product of (i) 5.363% per annum and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances contained in the Swap Agreement, determined on the basis of a 360-day year consisting of twelve 30-day months.

“Floating Swap Payment” means, for the each Distribution Date, the product of (i) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related Distribution Date and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances contained in the Swap Agreement, determined based on a 360-day year and the actual number of days in the related Accrual Period.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor.

“Indirect Participants” means Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

“Interest Carry Forward Amount” means, with respect to each class of the Offered Certificates and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior Distribution Dates (excluding any Available Funds Cap Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to Current Interest and Interest Carry Forward Amount on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related Accrual Period.

“Interest Determination Date” means each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means, with respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), and (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed to the Trustee and the Servicer.

“Interest-Only Mortgage Loan” means a Mortgage Loan that provides for monthly payments of interest at the Mortgage Rate, but no payments of principal, for the first ten years after its origination or as otherwise stated in the terms of the mortgage note.

“IRS” means the Internal Revenue Service.

“Last Scheduled Distribution Date” means, for each class of Offered Certificates, the Distribution Date in August 2036.

“LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

“Moody’s” means Moody’s Investors Service, Inc. or any successor.

“Mortgage Index” means, with respect to any Adjustment Date, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date or as stated under the terms of the mortgage note.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller and the Depositor.

“Mortgage Loans” means the mortgage loans included in the Trust as of the Closing Date.

“Mortgage Rate” means the per annum interest rate borne by a Mortgage Loan.

“Net Excess Cashflow” means Interest Funds and Principal Funds not otherwise required to be distributed pursuant to “Description of the Certificates — Distributions — Distributions of Interest” and ” —Distributions of Principal” in this prospectus supplement.

“Net Mortgage Rate” means, with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less the Servicing Fee Rate and the Trustee Fee Rate.

“Net Swap Payment” means, for each Distribution Date, the net amount of the Fixed Swap Payment that the Supplemental Interest Trust is obligated to pay to the Swap Counterparty and the Floating Swap Payment that the Swap Counterparty is obligated to pay to the Supplemental Interest Trust.

“Offered Certificates” means the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

“One-Month LIBOR” means the London interbank offered rate for one-month United States dollar deposits.

“One-Year LIBOR” means the London interbank offered rate for one-year United States dollar deposits.

“Optional Termination Date” means the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Cut-off Date.

“Originator” means American Mortgage Network, Inc.

“Overcollateralization Amount” means, for any Distribution Date, the excess of the Stated Principal Balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Offered Certificates.

“Overcollateralization Floor” means 0.50% of the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date.

“Overcollateralization Reduction Amount” means, for any Distribution Date on which the Overcollateralization Amount is, or would be, assuming that 100% of Principal Funds are applied to reduce the Certificate Principal Balance of the Certificates on that Distribution Date, greater than the Overcollateralization Target Amount for that Distribution Date, the lesser of (i) such excess, and (ii) Principal Funds for that Distribution Date.

“Overcollateralization Target Amount” means (i) for any Distribution Date prior to the Stepdown Date, 1.25% of the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, and (ii) for any Distribution Date on or after the Stepdown Date, the greater of (1) the lesser of (a) 1.25% of the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, and (b) 2.50% of the Stated Principal Balance of the Mortgage Loans and (2) the Overcollateralization Floor; provided, however, in either case, for any Distribution Date on which a Stepdown Trigger Event is in effect, an amount equal to the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Participants” means participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

“Pass-Through Margin” means for each class of Offered Certificates for any Distribution Date, the margin for such class of Offered Certificates set forth in the table on page S-2.

“Pass-Through Rate” means, with respect to the Offered Certificates on any Distribution Date, the lesser of (1) One-Month LIBOR plus the Pass-Through Margin for such Offered Certificates and (2) the Available Funds Cap.

“Percentage Interest” means, with respect to any certificate, the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

“Periodic Rate Cap” means the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of the Closing Date, among the Depositor, the Servicer and the Trustee.

“Prepayment Interest Excesses” means, with respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

“Prepayment Interest Shortfall” means a shortfall in interest distributions as a result of Principal Prepayments to certificateholders in excess of Compensating Interest.

“Prepayment Period” means, with respect to any Distribution Date, (A) with respect to Principal Prepayments in full and involuntary Principal Prepayments, the period from and including the 14th day of the calendar month immediately preceding the month in which such Distribution Date occurs to and including the 13th day of the calendar month in which such Distribution Date occurs; provided, however, that the initial Prepayment Period shall be the period from and including the applicable Cut-off Date to and including July 13, 2006 and (B) with respect to voluntary Principal Prepayments in part, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Distribution Amount” means, with respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date minus any Overcollateralization Reduction Amount for that Distribution Date.

“Principal Funds” means, with respect to any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments of principal collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period and certain expenses reimbursable to the Trustee and the Servicer.

“Principal Prepayment” means any mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

“Rating Agency” means either of Moody’s, Fitch or S&P.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the Rating Agencies shall have notified the Trustee, the Servicer, the Depositor and the Trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

“Realized Loss” means the excess of the Stated Principal Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

“Record Date” means, for a Distribution Date, the Business Day immediately preceding such Distribution Date.

“Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Servicer, the Seller or any successor servicer.

“Relevant Depositary” means Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

“REO Property” means mortgaged property which has been acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

“Required Percentage” means, with respect to a Distribution Date after the Stepdown Date, the quotient of (x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the Mortgage Loans for the preceding Distribution Date.

“Required Swap Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1" by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s, and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“Reserve Interest Rate” means the rate per annum that the Trustee determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

“Residual Certificates” means the Class R Certificates.

“Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

“Rules” means the rules, regulations and procedures creating and affecting DTC and its operations.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor.

“Scheduled Payments” means scheduled monthly payments made by mortgagors on the Mortgage Loans.

“Servicer” means Wells Fargo Bank, N.A.

“Servicer Remittance Date” means the 18th day (or if such day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

“Servicing Fee” means a monthly fee paid to the Servicer from interest collected with respect to each Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal

Balance of such Mortgage Loan. The Servicer is also entitled to receive, as additional servicing compensation, all Prepayment Interest Excesses, insufficient funds charges, assumption fees, late charges and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the related Collection Account.

“Servicing Fee Rate” means 0.2500% per annum for each Mortgage Loan.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Sponsor” means Wachovia Bank, National Association.

“Stated Principal Balance” means, with respect to a Mortgage Loan and any Distribution Date, the amount equal to the outstanding principal balance as of the applicable Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

“Stepdown Date” means the earlier to occur of (A) the Distribution Date after which the aggregate Stated Principal Balance of the Class A Certificates is reduced to zero and (B) the later to occur of (1) the Distribution Date in July 2009 and (2) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 84.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

“Stepdown Delinquency Trigger” means the situation that exists with respect to any Distribution Date on or after the Stepdown Date, if the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans, in each case as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40% and (ii) the Required Percentage.

“Stepdown Loss Trigger” means, for any Distribution Date, on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the applicable Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Cut-off Date, as set forth in the following table:

Distribution Date Occurring In	Cumulative Loss Percentage

July 2008 June 2009	0.25% with respect to July 2008, plus an additional 1/12th of 0.35% for each month thereafter

July 2009 June 2010	0.60% with respect to July 2009, plus an additional 1/12th of 0.45% for each month thereafter

July 2010 June 2011	1.05% with respect to July 2010, plus an additional 1/12th of 0.45% for each month thereafter

July 2011 — June 2012	1.50% with respect to July 2011, plus an additional 1/12th of 0.15% for each month thereafter

July 2012 and thereafter	1.65%

“Stepdown Trigger Event” means, the occurrence of either a Stepdown Loss Trigger or Stepdown Delinquency Trigger.

“Subordinated Certificates” means the Class M Certificates and the Class B Certificates.

“Subsequent Recovery” means any amount (net of amounts to be reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

“Substitution Event” means the situation whereby the Swap Counterparty (or its guarantor) has a rating of less than “BBB-" or “A-3", if applicable, by S&P or a rating of less than “A2” or “P-1", if applicable, by Moody’s (if rated by Moody’s) and within the time period specified in the Swap Agreement, such Swap Counterparty, while collateralizing its exposure to the Supplemental Interest Trust, fails to transfer the Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the requirements set forth in the Swap Agreement, subject to satisfaction of the Rating Agency Condition.

“Supplemental Interest Trust” means the non-interest bearing trust account established by the Supplemental Interest Trust Trustee out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited.

“Supplemental Interest Trust Trustee” means U.S. Bank National Association.

“Swap Agreement” means the confirmation and schedule to the master agreement between the Swap Counterparty and the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

“Swap Counterparty” means, Wachovia Bank, National Association or any successor counterparty who meets the requirements set forth in the Swap Agreement.

“Swap Termination Payment” means a payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

“Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law.

“Trust” means the trust created by the Pooling and Servicing Agreement.

“Trustee” means U. S. Bank National Association.

“Trustee Fee” means a monthly fee paid to the Trustee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Trustee Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. The Trustee is also entitled to investment income earned on amounts on deposit in the Certificate Account.

“Trustee Fee Rate” means 0.0025% per annum for each Mortgage Loan.

“Underwriters” means Wachovia Capital Markets, LLC and Greenwich Capital Markets, Inc.

“Unpaid Realized Loss Amount” means, with respect to any class of the Subordinated Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such class pursuant to the last sentence of the definition of “Certificate Principal Balance.” Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

ANNEX I

MORTGAGE POOL DATA

This Annex I is a part of the prospectus with respect to the Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1.

Mortgage Loan Principal Balances for the Mortgage Loans

Range of Mortgage Loans Principal Balances ($)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

0.01 to 50,000.00	$199,788.99	4	0.03%	$49,947.25	6.875%	358	709	34.94%
50,001.01 to 100,000.00	7,337,892.54	90	1.03	81,532.14	7.043	357	714	76.21
100,001.01 to 150,000.00	45,013,305.75	354	6.30	127,156.23	6.817	358	711	76.54
150,001.01 to 200,000.00	79,809,005.05	456	11.17	175,019.75	6.755	358	704	76.68
200,001.01 to 250,000.00	91,861,837.47	408	12.86	225,151.56	6.763	358	706	76.87
250,001.01 to 300,000.00	85,698,161.64	312	12.00	274,673.60	6.729	358	705	76.54
300,001.01 to 350,000.00	76,885,285.28	237	10.76	324,410.49	6.700	358	712	76.50
350,001.01 to 400,000.00	65,294,626.67	174	9.14	375,256.48	6.727	358	710	76.68
400,001.01 to 450,000.00	48,317,965.58	115	6.76	420,156.22	6.722	358	707	74.78
450,001.01 to 500,000.00	44,485,119.11	93	6.23	478,334.61	6.814	358	715	76.89
500,001.01 to 600,000.00	58,520,458.66	107	8.19	546,920.17	6.892	358	702	77.24
600,001.01 to 700,000.00	31,432,952.95	49	4.40	641,488.84	6.754	357	718	75.68
700,001.01 to 800,000.00	21,660,034.88	29	3.03	746,897.75	6.984	358	701	76.63
800,001.01 to 900,000.00	12,772,838.47	15	1.79	851,522.56	6.827	357	701	70.82
900,001.01 to 1,000,000.00	20,444,705.72	21	2.86	973,557.42	7.136	358	698	74.81
1,000,001.01 to 2,000,000.00	22,178,517.52	16	3.10	1,386,157.35	6.962	358	709	65.73
2,000,001.01 to 3,000,000.00	2,470,000.00	1	0.35	2,470,000.00	7.500	358	691	65.00

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: $49,873.25
Max: $2,470,000.00
Avg: $287,941.35

Mortgage Rates for the Mortgage Loans

Range of Mortgage Rates (%)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

5.501 to 6.000	$29,657,405.32	105	4.15%	$282,451.48	5.958%	357	721	75.10%
6.001 to 6.500	212,000,796.65	760	29.68	278,948.42	6.368	357	716	74.81
6.501 to 7.000	304,343,885.54	1,050	42.60	289,851.32	6.818	358	708	75.97
7.001 to 7.500	125,397,025.60	416	17.55	301,435.16	7.292	358	696	77.46
7.501 to 8.000	37,434,378.26	123	5.24	304,344.54	7.771	358	685	77.57
8.001 to 8.500	5,549,004.91	27	0.78	205,518.70	8.138	358	698	82.97

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 5.750%
Max: 8.250%
Wtd. Avg.: 6.792%

Credit Bureau Risk Scores for the Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

600 to 619	$2,791,157.61	12	0.39%	$232,596.47	7.013%	358	609	68.14%
620 to 639	31,416,302.78	104	4.40	302,079.83	6.860	357	631	71.67
640 to 659	77,998,838.65	252	10.92	309,519.20	6.936	358	651	75.46
660 to 679	87,340,506.48	325	12.23	268,740.02	6.892	358	669	74.90
680 to 699	125,616,258.54	444	17.58	282,919.50	6.876	358	690	76.09
700 to 719	108,836,766.93	369	15.24	294,950.59	6.801	358	709	76.73
720 to 739	103,279,558.40	349	14.46	295,929.97	6.676	358	729	77.33
740 to 759	71,571,813.56	257	10.02	278,489.55	6.635	358	749	77.23
760 to 779	70,952,686.80	231	9.93	307,154.49	6.687	358	769	76.02
780 to 799	25,405,393.26	103	3.56	246,654.30	6.642	358	787	75.60
800 to 819	9,173,213.27	35	1.28	262,091.81	6.847	358	807	73.89

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 600
Max: 816
Wtd. Avg.: 708

Original Loan-to-Value Ratios for the Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

15.01 to 20.00	$99,915.74	2	0.01%	$49,957.87	7.000%	358	749	15.87%
20.01 to 25.00	390,000.00	2	0.05	195,000.00	6.756	359	785	22.65
25.01 to 30.00	819,339.12	6	0.11	136,556.52	6.578	357	731	27.23
30.01 to 35.00	1,344,503.93	6	0.19	224,083.99	6.608	358	717	32.88
35.01 to 40.00	1,985,270.41	12	0.28	165,439.20	6.413	358	701	37.61
40.01 to 45.00	4,312,968.98	15	0.60	287,531.27	6.703	357	695	42.98
45.01 to 50.00	7,473,695.03	21	1.05	355,890.24	6.599	357	706	48.05
50.01 to 55.00	7,378,667.93	26	1.03	283,794.92	6.527	357	684	52.92
55.01 to 60.00	17,266,318.67	49	2.42	352,373.85	6.659	358	695	57.56
60.01 to 65.00	37,566,652.91	91	5.26	412,820.36	6.716	358	697	63.65
65.01 to 70.00	65,092,440.82	200	9.11	325,462.20	6.755	358	702	69.21
70.01 to 75.00	63,123,620.52	193	8.84	327,065.39	6.906	358	701	74.23
75.01 to 80.00	497,639,902.95	1,806	69.66	275,548.12	6.790	358	710	79.84
80.01 to 85.00	2,873,664.74	16	0.40	179,604.05	7.267	358	713	84.60
85.01 to 90.00	3,928,160.56	20	0.55	196,408.03	7.731	358	712	89.87
90.01 to 95.00	3,087,373.97	16	0.43	192,960.87	7.315	358	729	94.78

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 15.87%
Max: 95.00%
Wtd. Avg.: 75.99%

Remaining Terms to Stated Maturity for the Mortgage Loans

Range of Remaining Terms (months)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

354	$467,985.07	1	0.07%	$467,985.07	6.375%	354	766	80.00%
355	4,284,000.00	5	0.60	856,800.00	6.822	355	677	65.59
356	49,362,439.38	160	6.91	308,515.25	6.641	356	703	75.54
357	267,778,628.39	944	37.48	283,663.80	6.640	357	708	76.14
358	255,425,244.29	862	35.75	296,316.99	6.859	358	709	75.99
359	136,552,949.15	506	19.11	269,867.49	7.020	359	706	76.20
360	511,250.00	3	0.07	170,416.67	7.100	360	707	70.65

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 354 Months
Max: 360 Months
Wtd. Avg.: 358 Months

Mortgage Loan Types for the Mortgage Loans

Mortgage Loan Types	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

ARM 3-yr Hybrid	$3,583,109.12	16	0.50%	$223,944.32	7.421%	358	713	80.19%
ARM 3-yr Hybrid IO	17,918,080.60	44	2.51	407,229.10	6.809	357	706	74.41
ARM 5-yr Hybrid	76,189,554.72	333	10.67	228,797.46	6.722	358	698	75.89
ARM 5-yr Hybrid IO	514,927,050.15	1,897	72.08	271,442.83	6.778	358	709	76.34
ARM 7-yr Hybrid	6,555,593.54	24	0.92	273,149.73	6.647	357	710	74.21
ARM 7-yr Hybrid IO	95,209,108.15	167	13.33	570,114.42	6.910	357	706	74.45

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Interest Only Loan Types for the Mortgage Loans

Interest Only	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Interest Only	$628,054,238.90	2,108	87.92%	$297,938.44	6.799%	358	709	75.99%
Not Interest Only	86,328,257.38	373	12.08	231,443.05	6.746	358	699	75.94

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Original Prepayment Term for the Mortgage Loans

Original Prepayment Term (months)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

0	$601,322,782.16	2,038	84.17%	$295,055.34	6.799%	358	709	75.81%
24	262,000.00	1	0.04	262,000.00	6.750	357	687	79.39
36	112,797,714.12	442	15.79	255,198.45	6.756	358	701	76.96

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Documentation Type for the Mortgage Loans

Documentation Type	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Full / Alternative	$108,977,827.36	486	15.25%	$224,234.21	6.540%	358	712	78.61%
No Income / No Asset	49,430,727.05	194	6.92	254,797.56	7.004	358	714	68.76
No Ratio	71,791,481.13	206	10.05	348,502.34	6.898	358	708	72.58
Stated Income	423,669,753.23	1390	59.31	304,798.38	6.778	358	706	76.73
Stated Income / Stated Asset	60,512,707.51	205	8.47	295,183.94	7.046	358	704	76.06

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Loan Purpose for the Mortgage Loans

Loan Purpose	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Purchase	$396,445,266.92	1,473	55.49%	$269,141.39	6.762%	358	721	78.88%
Rate Term Refi	74,852,148.59	266	10.48	281,399.05	6.739	358	688	75.66
Cash Out Refi	243,085,080.77	742	34.03	327,607.93	6.858	358	691	71.37

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Property Type for the Mortgage Loans

Property Type	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Single Family Detached	$573,231,028.18	1,973	80.24%	$290,537.77	6.768%	358	707	76.14%
2-Family Unit	41,437,676.16	134	5.80	309,236.39	6.878	358	704	75.83
3-Family Unit	22,547,122.43	63	3.16	357,890.83	7.115	358	712	71.74
4-Family Unit	12,815,984.28	34	1.79	376,940.71	7.144	358	707	71.35
Condominium	60,271,245.02	263	8.44	229,168.23	6.748	358	716	77.22
Condominium hi-rise	3,270,642.50	11	0.46	297,331.14	7.227	357	728	79.69
Co-Op	808,797.71	3	0.11	269,599.24	6.941	358	648	60.39

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Occupancy Status for the Mortgage Loans

Occupancy Status	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Primary	$616,952,745.48	2,072	86.36%	$297,757.12	6.755%	358	706	76.65%
Secondary	18,908,753.61	69	2.65	274,039.91	6.936	358	711	73.18
Investment	78,520,997.19	340	10.99	230,944.11	7.054	358	718	71.48

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Location	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

Alabama	$240,000.00	1	0.03%	$240,000.00	6.500%	358	733	80.00%
Arizona	42,998,194.23	184	6.02	233,685.84	6.779	358	704	76.82
California	248,828,619.96	641	34.83	388,188.17	6.680	358	713	74.93
Colorado	32,166,678.67	152	4.50	211,622.89	6.643	358	704	78.81
Connecticut	18,982,305.01	50	2.66	379,646.10	6.900	358	706	69.69
Delaware	2,209,876.99	4	0.31	552,469.25	6.617	356	694	68.25
District of Columbia	1,554,000.00	4	0.22	388,500.00	6.967	357	727	79.53
Florida	72,722,414.93	304	10.18	239,218.47	7.055	358	710	76.86
Georgia	9,457,481.94	54	1.32	175,138.55	6.882	358	711	79.33
Idaho	582,706.87	2	0.08	291,353.44	7.228	358	730	83.64
Illinois	56,372,020.12	210	7.89	268,438.19	6.934	358	696	76.83
Indiana	2,135,889.44	12	0.30	177,990.79	7.064	358	692	79.37
Iowa	363,704.00	2	0.05	181,852.00	6.297	357	748	80.00
Kansas	2,582,953.64	14	0.36	184,496.69	6.662	357	711	79.99
Louisiana	104,209.46	1	0.01	104,209.46	6.750	357	772	95.00
Maine	1,499,908.90	4	0.21	374,977.23	7.121	359	681	78.87
Maryland	15,680,165.40	47	2.19	333,620.54	6.814	357	687	76.49
Massachusetts	22,044,765.49	69	3.09	319,489.35	6.939	358	698	75.10
Michigan	3,702,971.26	23	0.52	160,998.75	6.967	358	690	79.28
Minnesota	6,635,081.83	35	0.93	189,573.77	6.765	358	690	76.39
Mississippi	295,108.86	1	0.04	295,108.86	6.625	358	733	80.00
Missouri	3,501,395.74	22	0.49	159,154.35	6.753	358	717	76.78
Montana	196,000.00	1	0.03	196,000.00	6.375	357	806	80.00
Nebraska	300,962.78	3	0.04	100,320.93	6.549	357	742	79.18
Nevada	11,562,956.68	43	1.62	268,905.97	6.778	358	701	76.25
New Hampshire	3,674,773.10	18	0.51	204,154.06	6.708	358	705	75.43
New Jersey	15,438,084.19	40	2.16	385,952.10	7.056	358	695	73.26
New Mexico	671,200.00	2	0.09	335,600.00	6.625	358	731	79.97
New York	33,611,185.70	83	4.70	404,954.04	6.893	358	701	75.33
North Carolina	7,960,757.80	36	1.11	221,132.16	6.915	358	724	75.93
North Dakota	256,300.87	2	0.04	128,150.44	6.530	357	685	80.00
Ohio	4,580,768.00	33	0.64	138,811.15	6.685	357	710	79.04
Oklahoma	115,316.96	1	0.02	115,316.96	6.875	358	779	75.00
Oregon	15,257,333.69	72	2.14	211,907.41	6.658	358	714	77.80
Pennsylvania	1,682,327.39	9	0.24	186,925.27	7.355	358	729	77.43
Rhode Island	8,380,030.57	37	1.17	226,487.31	6.842	358	695	75.66
South Carolina	598,414.77	4	0.08	149,603.69	6.872	358	717	80.00
South Dakota	1,153,651.19	4	0.16	288,412.80	6.844	358	750	80.00
Tennessee	1,910,353.89	16	0.27	119,397.12	6.626	358	706	78.47
Utah	6,958,931.19	35	0.97	198,826.61	6.732	357	704	78.79
Virginia	10,142,958.90	31	1.42	327,192.22	6.737	358	719	75.77
Washington	44,512,617.50	169	6.23	263,388.27	6.642	358	709	77.56
West Virginia	140,248.72	1	0.02	140,248.72	7.375	357	714	85.00
Wisconsin	616,869.65	5	0.09	123,373.93	6.904	358	716	81.98

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Credit Grade for the Mortgage Loans

Credit Grade	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

A	$602,176,197.24	2,113	84.29%	$284,986.37	6.769%	358	719	76.32%
A-	109,415,141.43	356	15.32	307,345.90	6.914	358	645	74.37
B	2,791,157.61	12	0.39	232,596.47	7.013	358	609	68.14

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Interest Only Term for the Mortgage Loans

Interest Only Term (months)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

0	$86,328,257.38	373	12.08%	$231,443.05	6.746%	358	699	75.94%
120	628,054,238.90	2,108	87.92	297,938.44	6.799	358	709	75.99

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Margin for the Mortgage Loans

Range of Margins (%)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

2.250 to 2.250	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 2.250%
Max: 2.250%
Wtd. Avg.: 2.250%

Minimum Loan Rate for the Mortgage Loans

Range of Minimum Loan Rates (%)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

2.250 to 2.250	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	709	75.99%

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 2.250%
Max: 2.250%
Wtd. Avg.: 2.250%

Maximum Loan Rates for the Mortgage Loans

Range of Maximum Loan Rates (%)	Aggregate Principal Balance	Number of Mortgage Loans	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Coupon	Weighted Average Remaining Term	Weighted Average FICO	Weighted Average LTV

11.501 to 12.000	$29,657,405.32	105	4.15%	$282,451.48	5.958%	357	721	75.10%
12.001 to 12.500	211,824,592.56	759	29.65	279,083.78	6.369	357	716	74.81
12.501 to 13.000	304,579,995.73	1,052	42.64	289,524.71	6.817	358	708	75.97
13.001 to 13.500	125,337,119.50	415	17.54	302,017.16	7.292	358	696	77.47
13.501 to 14.000	37,434,378.26	123	5.24	304,344.54	7.771	358	685	77.57
14.001 to 14.500	5,549,004.91	27	0.78	205,518.70	8.138	358	698	82.97

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 11.750%
Max: 14.250%
Wtd. Avg.: 12.792%

Initial Period Rate Cap for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaning	Average	Average
Range of Initial Periodic Rate Caps (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV

6.000 to 6.000	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 6.000%
Max: 6.000%
Wtd. Avg.: 6.000%

Periodic Rate Cap for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaning	Average	Average
Range of Periodic Rate Caps (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV

2.000 to 2.000	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Min: 2.000%
Max: 2.000%
Wtd. Avg.: 2.000%

Next Interest Rate Adjustment Date for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaning	Average	Average
Next Interest Rate Adjustment Date	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV

2009 January	$1,365,000.00	1	0.19%	$1,365,000.00	6.500%	355	695	65.00%
2009 March	9,943,951.57	31	1.39	320,772.63	6.744	357	696	74.53
2009 April	9,463,558.15	25	1.32	378,542.33	7.111	358	725	77.39
2009 June	728,680.00	3	0.10	242,893.33	7.371	359	666	80.00
2011 January	960,000.00	1	0.13	960,000.00	7.375	355	653	80.00
2011 February	34,979,284.48	131	4.90	267,017.44	6.584	356	706	75.66
2011 March	229,683,329.87	862	32.15	266,453.98	6.620	357	709	76.39
2011 April	198,043,125.72	748	27.72	264,763.54	6.821	358	707	76.16
2011 May	1,270,830.57	4	0.18	317,707.64	7.416	358	694	80.00
2011 June	125,668,784.23	481	17.59	261,265.66	7.006	359	707	76.39
2011 July	511,250.00	3	0.07	170,416.67	7.100	360	707	70.65
2012 December	467,985.07	1	0.07	467,985.07	6.375	354	766	80.00
2013 January	1,747,000.00	2	0.24	873,500.00	6.793	355	672	56.39
2013 February	13,028,811.17	26	1.82	501,108.12	6.791	356	690	74.98
2013 March	29,717,690.68	55	4.16	540,321.65	6.759	357	708	74.79
2013 April	46,943,729.85	86	6.57	545,857.32	6.963	358	714	74.90
2013 June	9,859,484.92	21	1.38	469,499.28	7.139	359	689	73.39

Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

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ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York) . If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York) . Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)   borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)   borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the

information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

Final withholding regulations (the “Withholding Regulations”) affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms with a new series of Internal Revenue Service Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

This Annex II is a part of the prospectus with respect to the Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1.

Wachovia Mortgage Loan Trust, Series 2006-AMN1

Issuing Entity

Wachovia Mortgage Loan Trust, LLC Depositor	Wachovia Bank, National Association Sponsor

American Mortgage Network, Inc. Seller and Originator	Wells Fargo Bank, N.A. Servicer

$705,446,000

(Approximate)

Asset-Backed Certificates, Series 2006-AMN1

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

Wachovia Securities

RBS Greenwich Capital

June [•], 2006